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                          AMERICAN COMMERCIAL LINES LLC

                                ACL CAPITAL CORP.

               12% PAY-IN-KIND SENIOR SUBORDINATED NOTES DUE 2008

                                    INDENTURE

                            DATED AS OF MAY 29, 2002

                              THE BANK OF NEW YORK

                                   AS TRUSTEE



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                                TABLE OF CONTENTS

                                                                            Page


ARTICLE I DEFINITIONS AND INCORPORATION BY REFERENCE.........................1
       Section 1.1.        Definitions.......................................1
       Section 1.2.        Other Definitions.................................20
       Section 1.3.        Trust Indenture Act...............................21
       Section 1.4.        Rules of Construction.............................22

ARTICLE II THE NOTES.........................................................22
       Section 2.1.        Form and Dating...................................22
       Section 2.2.        Execution and Authentication......................23
       Section 2.3.        Registrar and Paying Agent........................24
       Section 2.4.        Paying Agent To Hold Money in Trust...............24
       Section 2.5.        Holder Lists......................................25
       Section 2.6.        Transfer and Exchange.............................25
       Section 2.7.        Replacement Notes.................................28
       Section 2.8.        Outstanding Notes.................................29
       Section 2.9.        Treasury Notes....................................29
       Section 2.10.       Temporary Notes...................................29
       Section 2.11.       Cancellation......................................30
       Section 2.12.       Defaulted Interest................................30
       Section 2.13.       Record Date.......................................30
       Section 2.14.       Computation of Interest...........................30
       Section 2.15.       CUSIP Number......................................30
       Section 2.16.       Additional Notes..................................31

ARTICLE III REDEMPTION AND PREPAYMENT........................................31
       Section 3.1.        Notices to Trustee................................31
       Section 3.2.        Selection of Notes To Be Redeemed.................31
       Section 3.3.        Notice of Redemption..............................32
       Section 3.4.        Effect of Notice of Redemption....................32
       Section 3.5.        Deposit of Redemption Price.......................33
       Section 3.6.        Notes Redeemed in Part............................33
       Section 3.7.        Optional Redemption...............................33
       Section 3.8.        Mandatory Redemption..............................34
       Section 3.9.        Offer To Purchase By Application of Excess
                           Proceeds..........................................34

ARTICLE IV COVENANTS.........................................................35
       Section 4.1.        Payment of Notes..................................35
       Section 4.2.        Maintenance of Office or Agency...................36
       Section 4.3.        Reports...........................................36
       Section 4.4.        Compliance Certificate............................37
       Section 4.5.        Taxes.............................................38
       Section 4.6.        Stay, Extension and Usury Laws....................38


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       Section 4.7.        Restricted Payments...............................38
       Section 4.8.        Dividend and Other Payment Restrictions Affecting
                           Subsidiaries......................................41
       Section 4.9.        Incurrence of Indebtedness and Issuance of
                           Disqualified Stock................................42
       Section 4.10.       Asset Sales.......................................45
       Section 4.11.       Transactions With Affiliates......................47
       Section 4.12.       Liens.............................................47
       Section 4.13.       Corporate Existence...............................48
       Section 4.14.       Offer To Repurchase Upon Change of Control........48
       Section 4.15.       Senior Debt; Liens................................50
       Section 4.16.       Sales of Accounts Receivable......................50
       Section 4.17.       Sale And Leaseback Transactions...................51
       Section 4.18.       Restriction On Preferred Stock of Subsidiaries....52
       Section 4.19.       Restrictions On Activities of ACL Capital.........52
       Section 4.20.       Payments For Consent..............................52
       Section 4.21.       Additional Subordinated Subsidiary Guarantees.....52
       Section 4.22.       Restrictions On Business Activities...............52

ARTICLE V SUCCESSORS.........................................................53
       Section 5.1.        Merger, Consolidation or Sale of Assets...........53
       Section 5.2.        Successor Corporation Substituted.................53

ARTICLE VI DEFAULTS AND REMEDIES.............................................54
       Section 6.1.        Events of Default.................................54
       Section 6.2.        Acceleration......................................55
       Section 6.3.        Other Remedies....................................56
       Section 6.4.        Waiver of Past Defaults...........................56
       Section 6.5.        Control by Majority...............................56
       Section 6.6.        Limitation on Suits...............................57
       Section 6.7.        Rights of Holders of Notes to Receive Payment.....57
       Section 6.8.        Collection Suit by Trustee........................57
       Section 6.9.        Trustee May File Proofs of Claim..................57
       Section 6.10.       Priorities........................................58
       Section 6.11.       Undertaking for Costs.............................58

ARTICLE VII TRUSTEE..........................................................59
       Section 7.1.        Duties of Trustee.................................59
       Section 7.2.        Rights of Trustee.................................60
       Section 7.3.        Individual Rights of Trustee......................61
       Section 7.4.        Trustee's Disclaimer..............................61
       Section 7.5.        Notice of Defaults................................61
       Section 7.6.        Reports by Trustee to Holders of the Notes........61
       Section 7.7.        Compensation and Indemnity........................61
       Section 7.8.        Replacement of Trustee............................62
       Section 7.9.        Successor Trustee by Merger, Etc..................63
       Section 7.10.       Eligibility; Disqualification.....................63
       Section 7.11.       Preferential Collection of Claims Against
                           Issuers...........................................64

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ARTICLE VIII LEGAL DEFEASANCE AND COVENANT DEFEASANCE........................64
       Section 8.1.        Option to Effect Legal Defeasance or Covenant
                           Defeasance........................................64
       Section 8.2.        Legal Defeasance and Discharge....................64
       Section 8.3.        Covenant Defeasance...............................64
       Section 8.4.        Conditions to Legal or Covenant Defeasance........65
       Section 8.5.        Deposited Money and Government Securities to Be
                           Held in Trust; Other Miscellaneous Provisions.....66
       Section 8.6.        Repayment to Issuers..............................67
       Section 8.7.        Reinstatement.....................................67

ARTICLE IX AMENDMENT, SUPPLEMENT AND WAIVER..................................67
       Section 9.1.        Without Consent of Holders of Notes...............67
       Section 9.2.        With Consent of Holders of Notes..................68
       Section 9.3.        Compliance with Trust Indenture Act...............70
       Section 9.4.        Revocation and Effect of Consents.................70
       Section 9.5.        Notation on or Exchange of Notes..................70
       Section 9.6.        Trustee to Sign Amendments, Etc...................70

ARTICLE X SUBORDINATED SUBSIDIARY GUARANTEES.................................71
       Section 10.1.       Guarantee.........................................71
       Section 10.2.       Ranking of Subordinated Subsidiary Guarantee......73
       Section 10.3.       Limitation on Subsidiary Guarantor Liability......74
       Section 10.4.       Execution and Delivery of Subordinated Subsidiary
                           Guarantee.........................................74
       Section 10.5.       Subsidiary Guarantors May Consolidate, Etc. on
                           Certain Terms.....................................75
       Section 10.6.       Releases Following Sale of Assets.................75

ARTICLE XI SUBORDINATION.....................................................76
       Section 11.1.       Securities Subordinated to Senior Debt............76
       Section 11.2. Reliance on Certificate of Liquidating Agent; Further Evidence as to Ownership of Senior
                           Debt..............................................78
       Section 11.3.       Application by Trustee of Assets Deposited with
                           It................................................79
       Section 11.4.       Disputes with Holders of Certain Senior Debt......79
       Section 11.5.       Trustee Not Charged with Knowledge of
                           Prohibition.......................................80
       Section 11.6.       Trustee to Effectuate Subordination...............80
       Section 11.7.       Rights of Trustee as Holder of Senior Debt........81
       Section 11.8.       Article Applicable to Paying Agents...............81
       Section 11.9. Subordination Rights Not Impaired by Acts or Omissions of the Issuers or Holders of Senior
                           Debt..............................................81
       Section 11.10.      Holders of Senior Debt............................81

ARTICLE XII MISCELLANEOUS....................................................81
       Section 12.1.       Trust Indenture Act Controls......................81
       Section 12.2.       Notices...........................................82
       Section 12.3.       Communication by Holders of Notes with Other
                           Holders of Notes..................................83
       Section 12.4.       Certificate and Opinion as to Conditions
                           Precedent.........................................83
       Section 12.5.       Statements Required in Certificate or Opinion.....84
       Section 12.6.       Rules by Trustee and Agents.......................84

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       Section 12.7.       No Personal Liability of Directors, Officers,
                           Employees, Members and Stockholders...............84
       Section 12.8.       Governing Law.....................................84
       Section 12.9.       No Adverse Interpretation of Other Agreements.....85
       Section 12.10.      Successors........................................85
       Section 12.11.      Severability......................................85
       Section 12.12.      Counterpart Originals.............................85
       Section 12.13.      Table of Contents, Headings, Etc..................85


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          INDENTURE dated as of May 29, 2002 by and among American Commercial
Lines LLC, a Delaware limited liability company (the "Company"), and ACL Capital Corp., a Delaware corporation ("ACL Capital", and together with the Company, the "Issuers"), American Commercial Barge Line LLC, a Delaware limited liability company, Louisiana Dock Company LLC, a Delaware limited liability company, American Commercial Terminals LLC, a Delaware limited liability company, American Commercial Terminals-Memphis LLC, a Delaware limited liability company, Jeffboat LLC, a Delaware limited liability company, American Commercial Lines International LLC, a Delaware limited liability company, Orinoco TASA LLC, a Delaware limited liability company, Orinoco TASV LLC, a Delaware limited liability company, Lemont Harbor & Fleeting Services LLC, a Delaware limited liability company, ACBL Liquid Sales LLC, a Delaware limited liability company, American Commercial Logistics LLC, a Delaware limited liability company, and Houston Fleet LLC, a Delaware limited liability company, (collectively, "Subsidiary Guarantors") and The Bank of New York, as trustee (the "Trustee").

          The Issuers, the Subsidiary Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of (i) $112,929,070 aggregate principal amount of 12% Pay-In-Kind Senior Subordinated Notes due 2008 and (ii) up to $17,070,930 aggregate principal amount of pay-in-kind Senior Subordinated Notes due 2008 that are issued within 30 days of the date of this Indenture and (iii) the Additional Notes ((i), (ii) and (iii) collectively, the "Notes"):

                                   ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

     Section 1.1. Definitions.

          "Accounts Receivable Subsidiary" means a Wholly Owned Subsidiary of the Company (i) which is formed solely for the purpose of, and which engages in no activities other than activities in connection with, financing accounts receivable and/or notes receivable and related assets of the Company and/or its Restricted Subsidiaries, (ii) which is designated by the Board of Managers as an Accounts Receivables Subsidiary pursuant to a resolution set forth in an Officers' Certificate and delivered to the Trustee, (iii) that has total assets at the time of such designation with a book value not exceeding $100,000 plus the reasonable fees and expenses required to establish such Accounts Receivable Subsidiary and any accounts receivable financing, (iv) no portion of Indebtedness or any other obligation (contingent or otherwise) of which (a) is at any time recourse to or obligates the Company or any Restricted Subsidiary of the Company in any way, other than pursuant to (I) representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with the sale of accounts receivable and/or notes receivable to such Accounts Receivable Subsidiary or (II) any guarantee of any such accounts receivable financing by the Company that is permitted to be incurred pursuant to the covenant described in Section 4.9, or (b) subjects any property or asset of the Company or any Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to
(I) representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with sales of accounts receivable and/or notes receivable or (II) any guarantee of any such accounts receivable financing by the Company that is permitted to be incurred pursuant to Section 4.9, (v)

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with which neither the Company nor any Restricted Subsidiary of the Company has
any contract, agreement, arrangement or understanding other than contracts, agreements, arrangements or understandings entered into in the ordinary course of business in connection with sales of accounts receivable and/or notes receivable in accordance with Section 4.16 and fees payable in the ordinary course of business in connection with servicing accounts receivable and/or notes receivable and (vi) with respect to which neither the Company nor any Restricted Subsidiary of the Company has any obligation (a) to subscribe for additional shares of Capital Stock or other Equity Interests therein or make any additional capital contribution or similar payment or transfer thereto other than in connection with the sale of accounts receivable and/or notes receivable to such Accounts Receivable Subsidiary in accordance with Section 4.16 or (b) to maintain or preserve solvency or any statement of financial position item, financial condition, level of income or results of operations thereof.

          "ACL Capital" has the meaning assigned in the preamble of this Indenture.

          "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

          "Additional Notes" means additional Notes payable in kind with terms identical to the Notes (other than with respect to the date of issuance) in such principal amount as shall equal the interest payment that is then due.

          "Adjusted Net Assets" of a Subsidiary Guarantor at any date means the amount by which the fair value of the assets and property of such Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under its Subordinated Subsidiary Guarantee, of such Subsidiary Guarantor at such date.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, that no Person shall be deemed to be an Affiliate of the Issuers or the Parent solely as a result of such Person's stock ownership of DHC.

          "Agent" means any Registrar, Paying Agent or co-registrar.

          "Applicable Procedures" means, with respect to any transfer or exchange of beneficial interests in a Global Note, the rules and procedures of the Depositary, Euroclear or Clearstream that apply to such transfer and exchange.



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          "Approved DHC Investor" means any Person that acquires or requests to acquire shares of common stock of DHC pursuant to a transaction determined by at least a majority of the members of the Board of Directors of DHC (who are not representatives, nominees or Affiliates of such Person), after receiving advice from one or more investment banking firms and outside counsel, to be in the best interests of DHC and its stockholders.

          "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than (A) in the ordinary course of business consistent with past practices or (B) sales or other dispositions of accounts receivable and/or notes receivable and related assets to the Accounts Receivable Subsidiary in accordance with Section 4.16 (provided, that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of Section
4.14 and/or the provisions of Section 5.1 and not by Section 4.10), and (ii) the issue or sale by the Company or any of its Subsidiaries of Equity Interests of any of the Company's Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $1.0 million or (b) for net proceeds in excess of $1.0 million. Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales: (i) a transfer of assets by the Company to a Wholly Owned Restricted Subsidiary or by a Restricted Subsidiary to the Company or to another Restricted Subsidiary of which the Company owns, directly or indirectly, at least the same percentage of equity interests of; (ii) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary; (iii) a Restricted Payment or Permitted Investment that is permitted by Section 4.7; (iv) any disposition of damaged, worn out or otherwise obsolete property in the ordinary course of business, so long as such property is no longer necessary for the proper conduct of a Permitted Business; (v) any sale or discount without recourse (other than recourse for a breach of a representation or warranty) of accounts receivable arising in the ordinary course of business, but only in connection with the collection or compromise thereof; (vi) sales or transfers
(a) among Foreign Subsidiaries or (b) from the Company or a Restricted Subsidiary to a Foreign Subsidiary to the extent, in the case of this clause
(b), the consideration received by the Company or any Restricted Subsidiary of the Company in any such transaction consists solely of cash or Cash Equivalents and (vii) the transfer of the stock of American Commercial Lines Funding Corporation by the Parent or Company to DHC or its Related Parties.

          "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

          "Bankruptcy Law" means Title 11, U.S. Code or any similar federal, state or foreign law for the relief of debtors or the administration of debtor's estate for the benefit of their creditors.

          "Board of Managers" means (i) for so long as the Company is a limited liability company, the board of managers or management committee of the Company, if it has such a


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board or committee, and if it does not, the board of managers or management committee of the manager of the Company, (ii) if the Company is not a limited liability company at the relevant time, the board of directors or other analogous body of the Company, and (iii) any committee or subcommittee thereof duly authorized to act on behalf of such board of managers, such board of directors or such other analogous body.

          "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Managers and to be in full force and effect on the date of such certification and delivered to the Trustee.

          "Business Day" means any day other than a Legal Holiday.

          "Capital Lease Obligation" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP. The amount of Indebtedness represented by a Capital Lease Obligation shall be the capitalized amount of the liability in respect of such obligation determined in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last scheduled payment of rent or any other amount due under the relevant lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

          "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

          "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thompson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Ratings Group and in each case maturing within six months after the date of acquisition, (vi) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i) through (v) of this definition and (vii) in the case of any Foreign Subsidiary: (A) direct obligations of the sovereign nation (or any agency thereof) in which such Foreign Subsidiary is organized and is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof), (B) investments of the type and maturity described in clauses (i) through (vi) above of foreign obligors, which investments or obligors (or the direct or indirect parents of such obligors) have ratings described in such clauses or


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equivalent ratings from comparable foreign rating agencies or (C) investments of the type and maturity described in clauses (i) through (vi) above of foreign obligors (or the direct or indirect parents of such obligors), which investments or obligors (or the direct or indirect parents of such obligors) are not rated as provided in such clauses or in clause (B) above but which are, in the reasonable judgment of the Company, comparable in investment quality to such investments and obligors (or the direct or indirect parent of such obligors).

          "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Parent or a wholly owned subsidiary of the Parent or any Principal or Principals, (ii) the adoption of a plan relating to the liquidation or dissolution of the Parent (except any recapitalization or incorporation of the Parent in contemplation of an initial public offering of Capital Stock of the Parent or its successor and other than the liquidation of Parent with and into DHC or any Related Party of DHC) or ACL Capital, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the Voting Stock of the Company (measured by voting power rather than number of shares), (iv) the first day on which a majority of the members of the Board of Managers are not Continuing Directors or (v) the first day on which the Parent or the Company fails to own 100% of the issued and outstanding Equity Interests of ACL Capital.

          "Clearstream" means Clearstream International.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Commission" means the Securities and Exchange Commission.

          "Company" means American Commercial Lines LLC, a Delaware limited liability company, and any and all successors thereto.

          "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits or the Tax Amount of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, minus (v) non-cash items increasing such Consolidated Net Income for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted directly or indirectly at the date of determination to be dividended or distributed to the Company by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

          "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, that (i) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person, (ii) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded and (v) the Net Income of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the Company or one of its Subsidiaries.

          "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (a) the consolidated equity of the common equityholders of such Person and its consolidated Restricted Subsidiaries as of such date, plus (b) the respective amounts reported on such Person's balance sheet or statement of financial position, as applicable, as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (i) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business)


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

subsequent to the date of this Indenture in the book value of any asset owned by such Person or a consolidated Restricted Subsidiary of such Person, (ii) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Restricted Subsidiaries and (iii) all unamortized debt discount and expense and unamortized deferred charges as of such date, in each case, determined in accordance with GAAP.

          "Continuing Directors" means, as of any date of determination, any member of the Board of Managers who (i) was a member of such Board of Managers on the date of this Indenture or (ii) was nominated for election or elected to such Board of Managers with the approval of (A) a majority of the Continuing Directors who were members of such Board of Managers at the time of such nomination or election or (B) one or more of the Principals pursuant to the LLC Agreement.

          "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 11.2 hereof or such other address as to which the Trustee may give notice to the Issuers.

          "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

          "Definitive Note" means Notes that are in the form of Exhibit A attached hereto (but without including the text referred to in footnotes 1 and 2 thereto).

          "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.3 hereof as the Depositary with respect to the Notes and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

          "DHC" means Danielson Holding Corporation, a Delaware corporation.

          "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; provided, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the issuers thereof to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that such issuers may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.7.

          "Domestic Subsidiary" means any Subsidiary of a Person organized under the laws of any State or Commonwealth of the United States of America.

          "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

          "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Existing Indebtedness" means the aggregate principal amount of Indebtedness (other than Indebtedness under the Senior Credit Facilities or the Senior Notes or the Senior Indenture) of the Company and its Subsidiaries in existence on the date of this Indenture, until such amounts are repaid.

          "Existing Senior Notes" means the 10.25% Senior Notes due 2008 issued in 1998 by the Issuers in an initial aggregate amount of $300.0 million.

          "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the referent Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred equity subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred equity, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

          "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and (ii) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (a) all cash dividend payments or other distributions (and non-cash dividend payments in the case of a Person that is a Restricted Subsidiary) on any series of preferred equity of such Person times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person (or in the case of a person that is a partnership or limited liability company, the combined federal, state, local and foreign income tax rate that was or would have been utilized to calculate the Tax Amount of such Person), expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP. Notwithstanding the foregoing, Fixed Charges shall not include any non-cash pay interest accrued, amortized or accreted solely arising from purchase accounting for the Restructuring.

          "Foreign Subsidiary" means each of ACBL de Venezuela, C.A. (a Venezuelan compania anonima), ACBL Hidrovias, Ltd. (a Bermuda corporation), ACBL Venezuela, Ltd. (a Bermuda corporation), and any future Restricted Subsidiary of the Company that is organized under the laws of any jurisdiction other than the United States or any State thereof or the District of Columbia.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

          "Global Note Legend" means the legend set forth in Section 2.6(f)(i), which is required to be placed on all Global Notes issued under this Indenture.

          "Global Notes" means Notes, in the form of Exhibit A hereto issued in accordance with Article II hereof.

          "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

          "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

          "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements or other agreements or arrangements designed either to protect such Person against fluctuations in interest rates or to allow such Person to take advantage of effectively reduced interest rates and (ii) foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates, in each case provided that such obligations are entered into solely in connection with such Person's Indebtedness or operations, respectively, and not for purposes of speculation.

          "Holder" means a Person in whose name a Note is registered.

          "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations, the balance deferred and unpaid of the purchase price of any property, Attributable Debt or any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet or statement of financial position, as applicable, of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

          "Indenture" means this Indenture, as amended or supplemented from time to time.

          "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

          "Investment Grade Securities" means (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents), (ii) debt securities or debt instruments with a rating of BBB or higher by Standard & Poor's Corporation or Baa3 or higher by Moody's Investors Services, Inc. or the equivalent of such rating by such rating organization, or, if no rating of Standard & Poor's Corporation or Moody's Investors Services, Inc. then exists, the equivalent of such rating by any other nationally recognized securities rating agency, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries, and (iii) investments in any fund that invests exclusively in investments of the type described in clauses (i) and
(ii), which fund may also hold immaterial amounts of cash pending investment and/or distribution.

                  "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet or statement of financial position, as applicable, prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any

Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined in Section 4.7.

          "Issue Date" means the date on which Additional Notes are issued.

          "Issuer Order" means a written request or order signed in the name of the Company by the Company's Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary and delivered to the Trustee.

          "Issuers" has the meaning assigned in the preamble of this Indenture.

          "Jeffboat Sale and Leaseback Transaction" means the sale by Jeffboat LLC, a Subsidiary of the Company, of barges or other equipment manufactured by Jeffboat LLC or any other Subsidiary of the Company to a third party, which such barges or other equipment are then leased back by the Company or a Subsidiary of the Company.

          "Junior Security" means any Qualified Capital Stock and any Indebtedness of the Issuers or a Subsidiary Guarantor, as applicable, that is contractually subordinated in right of payment to all Senior Debt (and any securities issued in exchange for or in replacement of Senior Debt) at least to the same extent as the Notes or the Subordinated Subsidiary Guarantees, as applicable, are subordinated to Senior Debt pursuant to this Indenture and has no scheduled installment of principal due, by redemption, sinking fund payment or otherwise, on or prior to the Stated Maturity of the Notes.

          "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement or any lease in the nature thereof).

          "LLC Agreement" means the Amended and Restated Limited Liability Company Agreement of Parent, dated as of April 27, 1999, by and among Parent and its members, as the same may be amended, modified, replaced or restated from time to time.

          "Management Investors" means the officers and employees of the Parent, the Company or a Subsidiary of the Company who acquire Voting Stock of the Parent or the Company on or after the date of this Indenture.

          "Net Income" means, with respect to any Person for any period, (i) the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of dividends on preferred interests, excluding, however, (a) any gain (but not loss), together with any related provision for taxes or distributions in respect of taxes made under clause (vii) of Section 4.7, on such gain (but not loss), realized in connection with (1) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (2) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (b) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes or distributions in respect of taxes made under clause (vii) of Section 4.7, on such extraordinary or nonrecurring gain (but not loss) less (ii) in the case of any Person that is a partnership or limited liability company, distributions in respect of taxes made under clause (vii) of Section 4.7, of such person for such period.

          "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, any taxes (or distributions in respect of taxes permitted under clause (vii) of Section 4.7, and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP until such time as such reserve is reversed, in which case Net Proceeds shall include only the amount of the reserve so reversed.

          "New Credit Facility" means, with respect to the Company and its Subsidiaries, one or more debt facilities (including, without limitation, the Senior Credit Facilities) or commercial paper facilities with banks, investment funds or other lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or other secured borrowings, in each case, as amended, restated, modified, renewed, refunded, replaced, expanded, extended or refinanced in whole or in part from time to time.

          "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Notes, any New Credit Facility and the Senior Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

          "Note Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

          "Notes" has the meaning assigned in the preamble to this Indenture.

          "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities and obligations payable under the documentation governing any Indebtedness.

          "Obligor" as to the Notes means the Issuers and any successor obligor upon the Notes.

          "Offering Memorandum, Solicitation of Releases, Consents and Acceptances and Disclosure Statement" means the Offering Memorandum, Solicitation of Releases, Consents and Acceptances and Disclosure Statement dated April 15, 2002.

          "Officer" means, with respect to any Person, the Chairman of the Board of Managers, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

          "Officers' Certificate" means a certificate signed by any two of the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary of the Company, that meets the requirements of Section 11.5 hereof.

          "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee, that meets the requirements of Section 11.5 hereof. The counsel may be an employee of or counsel to the Parent, the Company or the Trustee.

          "Original Notes" means the Notes issued on the date of this Indenture and any replacement notes authenticated and delivered under Section 2.7.

          "Parent" means American Commercial Lines Holdings LLC, a Delaware limited liability company and any successor thereto.

          "Parent Company" means any direct or indirect holder of 50% or more of the Company's outstanding equity interests.

          "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, the Depositary as of the date hereof, shall include Euroclear and Clearstream).

          "Permitted Affiliate Transactions" means (i) management, support, service and consulting arrangements with DHC and any payments for fees and expenses thereunder made; provided, that such payments shall not exceed $3.0 million per annum, (ii) transactions pursuant to any contract or agreement in effect on the date of this Indenture as the same may be amended, modified or replaced from time to time so long as such amendment, modification or replacement is not materially less favorable to the Company and its Restricted Subsidiaries taken as a whole than the contract or agreement as in effect on the date of this Indenture and (iii) the transfer or distribution of the stock of American Commercial Lines Funding Corporation by the Company or Parent to the Principals; PROVIDED, HOWEVER, that upon such transfer, American Commercial Lines Funding Corporation shall guarantee the Senior Notes.

          "Permitted Business" means any of the businesses and any other businesses ancillary or complementary to the businesses engaged in by the Company and its respective Restricted Subsidiaries on the date of this Indenture.

          "Permitted Investments" means (a) any Investment in the Company or in a Restricted Subsidiary that is a Subsidiary Guarantor and is engaged in a Permitted Business; (b) any Investment in Cash Equivalents; (c) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of or in connection with such Investment (i) such Person becomes a Restricted Subsidiary of the Company that is a Subsidiary Guarantor of the Company and is engaged in a Permitted Business or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company that is a Subsidiary Guarantor of the Company and is engaged in a Permitted Business; (d) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 or from a sale that was made pursuant to and in compliance Section 4.16; (e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;
(f) any Investment by the Company or any Wholly Owned Restricted Subsidiary of the Company involving the contribution of assets to a Restricted Subsidiary of the Company that is a not Subsidiary Guarantor in exchange for the incurrence by such Restricted Subsidiary of Indebtedness owed to the Company or any Wholly Owned Restricted Subsidiary of the Company that is a Subsidiary Guarantor; (g) Investments in an Accounts Receivable Subsidiary made in connection with the formation of an Accounts Receivable Subsidiary; (h) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (h) that are at the time outstanding, not to exceed 5% of Total Assets; (i) Guarantees issued in accordance with Section 4.9; (j) investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits and prepaid expenses made in the ordinary course of business; (k) commission, payroll, travel and similar advances to employees in the ordinary course of business to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP and (l) stock, obligations or securities received in satisfaction of judgments, settlements of debts owing to the Company or any Restricted Subsidiary as a result of bankruptcy or insolvency proceedings or upon foreclosure or enforcement of any Lien in favor of the Company or any Restricted Subsidiary, in each case as to Indebtedness owing to the Company or a Restricted Subsidiary that arose in the ordinary course of business of the Company or such Restricted Subsidiary.

          "Permitted Liens" means (i) Liens on assets of the Company or Restricted Subsidiaries of the Company to secure Senior Debt of the Company or such Subsidiaries incurred pursuant to clause (i) of the second paragraph of
Section 4.9; (ii) Liens in favor of the Company; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company; provided, that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or any Subsidiary of the Company; (iv) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, provided, that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens existing on the date of this Indenture; (vii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (viii) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries; and (ix) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Subsidiary; (x) Liens with respect to current wages of the master and crew and for wages of a stevedore when employed directly by the Company or any Subsidiary of the Company, or by the charterer, operator, master or agent of any of the vessels owned or operated by the Company or any Subsidiary of the Company, and for salvage (including contract salvage) and general average; (xi) protective liens filed in connection with operating leases entered into in connection with sale-leaseback transactions; (xii) Liens with respect to Permitted Debt incurred pursuant to clauses (v), (viii), (ix), (xi), (xiii) and (xv) of Section 4.9;
(xiii) Liens imposed by law or arising by operation of law, including, without limitation, landlords', mechanics', carriers', warehousemen's, materialmen's, suppliers' and vendors' Liens and incurred in the ordinary course of business for sums not delinquent or being contested in good faith, if such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made with respect thereof; (xiv) zoning restrictions, easements, licenses, covenants, reservations, restrictions on the use of real property and defects, irregularities and deficiencies in title to real property that do not, individually or in the aggregate, materially affect the ability of the Company or any Restricted Subsidiary to conduct its business presently conducted; (xv) Liens to secure Indebtedness incurred for the purpose of financing all or a part of the purchase price or construction costs of property or assets acquired or constructed after the date of this Indenture, PROVIDED, that (1) the principal amount of Indebtedness secured by such Liens shall not exceed 100% of the cost of the property or assets so acquired or constructed plus transaction costs related thereto, (2) such Liens shall not encumber any other assets or property of the Company or any Restricted Subsidiary (other than the proceeds thereof and accessions and upgrades thereto) and (3) such Liens shall attach to such property or assets within 180 days of the date of the completion of the construction or acquisition of such property or assets; (xvi) Liens securing Capital Lease Obligations, PROVIDED that such Liens secure Capital Lease Obligations permitted under Section 4.9; (xvii) Liens to secure any extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Indebtedness secured by Liens referred to in the foregoing clauses (vi), (iv) and (v), PROVIDED, that such Lien does not extend to any other property or assets of the Company or any Restricted Subsidiary and the principal amount of the Indebtedness secured by such Lien is not increased, (xviii) leases or subleases of real property to other Persons, (xix) judgment liens not giving rise to an Event of Default so long as any appropriate legal proceedings which may have been initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and (xx) rights of off-set of banks and other Persons.

          "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided, that: (i) the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of premiums, prepayment penalties, fees and reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a Stated Maturity date later than the Stated Maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes or a Subordinated Subsidiary Guarantee, such Permitted Refinancing Indebtedness has a Stated Maturity date later than the Stated Maturity date of the Notes, and is subordinated in right of payment to, the Notes or the applicable Subordinated Subsidiary Guarantee, as the case may be, on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

          "Principals" means (i) DHC and the Management Investors; (ii) any Related Party of a Person referred to in clause (i); and (iii) any Person or group of Persons which holds, directly or indirectly, Equity Interests in the Parent so long as a majority of the Voting Stock in the Parent is beneficially owned by the Persons referred to in clauses (i) and (ii).

          "Purchase Money Indebtedness" means Indebtedness (i) consisting of the deferred purchase price of an asset or assets (including Capital Stock), any conditional sale obligation, any obligation under any title retention agreement or any other purchase money obligation or (ii) incurred to finance the acquisition by the Company or a Restricted Subsidiary of such asset or assets, including additions and improvements; provided, that the average life of such Indebtedness is less than the anticipated useful life of assets having an aggregate fair market value representing more than 50% of the aggregate fair market value of all assets so acquired and that such Indebtedness is incurred within 180 days after the acquisition by the Company or

Restricted Subsidiary of such asset, or is in existence with respect to any asset or other property at the time such asset or property is acquired.

          "Qualified Capital Stock" means any Capital Stock of the Company that is not Disqualified Stock.

          "Registrar" means an office or agency where the Notes may be presented for registration of transfer or for exchange.

          "Regular Record Date" for the interest on any Interest Payment Date means the June 15 or December 15 (whether or not a Business Day) next preceding such Interest Payment Date.

          "Recapitalization Agreement" means the Recapitalization Agreement, dated as of March 15, 2002, among DHC, Parent, the Company, the Preferred Unitholders party thereto and the Management Unitholders party thereto.

          "Related Party" means (a) with respect to DHC (i) DHC, any direct or indirect wholly owned subsidiary of DHC, and any Approved DHC Investor, officer, director or employee of DHC, or any wholly owned subsidiary of DHC, (ii) any spouse or lineal descendant (including by adoption and stepchildren) of the officers, directors and employees referred to in clause (a)(i) above or (iii) any trust, corporation or partnership 100%-in-interest of the beneficiaries, stockholders or partners of which consists of one or more of the persons described in clause (a)(i) or (ii) above; or (b) with respect to any Management Investor (i) any spouse or lineal descendant (including by adoption and stepchildren) of such officer or employee or (ii) any trust, corporation or partnership 100%-in-interest of the beneficiaries, stockholders or partners of which consists of such officer or employee, any of the persons described in clause (b)(i) above or any combination thereof.

          "Representative" means the indenture trustee or other trustee, agent or representative for any Senior Debt.

          "Responsible Officer" when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "Restricted Investment" means an Investment other than a Permitted Investment.

          "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

          "Restructuring" shall have the meaning assigned to it in the Recapitalization Agreement.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Senior Credit Facilities" means that certain Credit Agreement, by and among Parent, the Company, certain Subsidiaries of the Company and JPMorgan Chase Bank, as administrative agent, security trustee and collateral agent, providing for revolving credit borrowings and term loans, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced, restated, expanded, extended or refinanced from time to time.

          "Senior Debt" means (i) all Indebtedness outstanding under the Senior Credit Facilities or a New Credit Facility, (ii) Hedging Obligations, (iii) any other Indebtedness permitted to be incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes or the Senior Notes, and (iv) all Obligations with respect to the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (v) any Indebtedness or Obligation which is subordinate or junior in any respect (other than as a result of the Indebtedness being unsecured) to any other Indebtedness or obligation of the Company, (w) any liability for federal, state, local or other taxes owed or owing, (x) any Indebtedness of the Issuers to any of their Subsidiaries or other Affiliates, (y) any trade payables or (z) any Indebtedness that is incurred in violation of this Indenture.

          "Senior Indenture" means the indenture governing the Senior Notes, as amended or supplemented from time to time.

          "Senior Notes" means (i) the senior notes due 2008 issued by the Issuers as of the date of this Indenture plus (ii) up to $5,327,438 aggregate principal amount of Senior Notes due 2008 issued by the Issuers in exchange for Existing Senior Notes within 30 days of the date of this Indenture.

          "Senior Subordinated Indebtedness" means, with respect to any Person, the Notes, the Subordinated Subsidiary Guarantees and any other Indebtedness of such Person that specifically provides that such Indebtedness is to rank pari passu with the Notes or such Subordinated Subsidiary Guarantee, as the case may be, in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of such Person which is not Senior Debt of such Person.

          "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

          "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

          "Subordinated Obligation" means, with respect to any Person, any Indebtedness of such Person (whether outstanding on the date of this Indenture or thereafter incurred) which is subordinate or junior in right of payment to the Notes or a Subordinated Subsidiary Guarantee of such Person, as the case may be, pursuant to a written agreement to that effect.

          "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

          "Subsidiary Guarantors" means the Company's present and future Subsidiaries that at the time Guarantee the Notes in accordance with the provisions of this Indenture.

          "Tax Amount" means, for any period, the highest marginal combined federal, state, local and foreign income, franchise, capital, license, or other taxes, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties which would have been payable by the Company and its Subsidiaries if the Company were a corporation domiciled in New York, New York, and doing business in New York, New York and in the jurisdictions in which the Company and its Subsidiaries do business, filing separate tax returns; provided, that in determining the Tax Amount for a period, the effect thereon of any net operating loss carryforwards or other carryforwards for periods after the date of this Indenture, such as alternative minimum tax carryforwards attributable to periods after the date of this Indenture, that would have arisen if the Company were a corporation domiciled in New York, New York and doing business in New York, New York and in the jurisdictions in which the Company does business shall be taken into account to the extent they would be taken into account under applicable law. In no event shall the Tax Amount for any year or other period be less than zero.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA; provided, however, that, in the event the Trust Indenture Act of 1939 is amended after such date, "TIA" means, to the extent required by any such amendments, the Trust Indenture Act of 1939, as amended.

          "Total Assets" means, at any date of determination, the total consolidated assets of the Company and its Restricted Subsidiaries, as set forth on the Company's then most recent consolidated statement of financial position.

          "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

          "Unrestricted Subsidiary" means any Subsidiary (other than ACL Capital) or any successor to any of them that is designated by the Board of Managers as an Unrestricted Subsidiary pursuant to a resolution of the Board of Managers; but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and (e) has at least one director on its board of managers or board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Managers shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Managers giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by
Section 4.7. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.9, the Issuers shall be in default of such covenant). The Board of Managers of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under Section 4.9, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (ii) no Default or Event of Default would be in existence following such designation.

          "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of managers or management committee of a limited liability company, the board of directors of a corporation or other analogous body of such Person.

          "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at Stated Maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

          "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

     SECTION 1.2. OTHER DEFINITIONS.

Term                                               Defined in Section
"Affiliate Transaction".......................            4.11
"Asset Sale"..................................            4.10
"Asset Sale Offer"............................            3.9
"Authentication Order"........................            2.2
"Bankruptcy Law"..............................            4.1
"Change of Control Offer".....................            4.14
"Change of Control Payment"...................            4.14
"Change of Control Payment Date"..............            4.14
"Covenant Defeasance".........................            8.3
"DTC".........................................            2.3
"Event of Default"............................            6.1
"Excess Proceeds".............................            4.10
"Exchange Offer"..............................            2.6
"Financier"...................................            4.16
"incur".......................................            4.9
"Legal Defeasance"............................            8.2
"Offer Amount"................................            3.9
"Offer Period"................................            3.9
"Paying Agent"................................            2.3
"Payment Default".............................            6.1
"Permitted Debt"..............................            4.9
"Promissory Note".............................            4.16
"Purchase Date"...............................            3.9
"Registrar"...................................            2.3
"Relevant Entity".............................            6.1
"Restricted Payments".........................            4.7
"Subordinated Subsidiary Guarantees"..........           10.1

     Section 1.3. Trust Indenture Act.

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Notes;

          "indenture security Holder" means a Holder of a Note;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee; and

          "obligor" on the Notes and the Subsidiary Guarantees means the Issuers and the Subsidiary Guarantors, respectively, and any successor obligor upon the Notes and the Subsidiary Guarantees, respectively.

          All terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

     Section 1.4. Rules of Construction.

          Unless the context otherwise requires:

          (1)  a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3)  "or" is not exclusive;

          (4) words in the singular include the plural, and in the plural include the singular;

          (5)  provisions apply to successive events and transactions; and

          (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time.

                                   ARTICLE II

                                    THE NOTES

     Section 2.1. Form and Dating.

     (A) GENERAL. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1.00 and integral multiples thereof.

          The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuers, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

          Interest on the Notes is payable from the date of this Indenture in the case of the Original Notes, the Issue Date in the case of Additional Notes or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, regardless of when issued, (i) until two years after the date of this Indenture through the issuance of Additional Notes in an aggregate principal amount equal to the amount of the interest that would be payable if the rate per annum were equal to 12% semiannually in arrears on June 30 and December 31 of each year, commencing June 30, 2002, to Holders of record on the Regular Record Date and (ii) after two years after the date of this Indenture, at the Issuers' option, either (a) through the issuance of Additional Notes in an aggregate principal amount equal to the amount of the interest that would be payable if the rate per annum were equal to 13.5% semiannually in arrears on June 30 and December 31 of each year, commencing June 30, 2004, to Holders of record on the Regular Record Date or (b) in cash at the rate of 12% per annum, semiannually in arrears on June 30 and December 31 of each year, commencing June 30, 2004, to Holders of record on the Regular Record Date. The Notes issued on the date of this Indenture and any Additional Notes shall be treated as a single class for all purposes under this Indenture. In the event that, after two years after the date of this Indenture, the Issuers elect to pay interest with respect to the Notes in cash, the Issuers shall, at least five business days prior to the applicable Regular Record Date, give notice to the Trustee as to such election; provided that such election shall remain in effect until the Issuers elect to pay interest with respect to the Notes through issuance of Additional Notes. Thereafter, the Issuers shall only be required to give such notice to the Trustee in the event that they change their election as to the form of payment of interest with respect to the Notes from the immediately preceding interest payment.

          All interest payments to be paid through the issuance of Additional Notes shall be rounded up to the nearest $1.00.

     (B) GLOBAL NOTES. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof. The Global Notes, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided, shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its New York office, as Note Custodian, and registered in the name of the Depositary or the nominee of the Depositary.

     Section 2.2. Execution and Authentication.

          One Officer shall sign the Notes for each of the Issuers by manual or facsimile signature.

          If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

          A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

          The Trustee shall, upon a written order of the Issuers signed by an Officer (an "Authentication Order"), authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes. The aggregate principal amount of Notes outstanding under this Indenture may not exceed $130,000,000 except for Additional Notes and as provided in Section 2.7 hereof. At any time and from time to time after the execution and delivery of this Indenture, the Issuers may deliver Notes executed by the Issuers to the Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Notes; and the Trustee in accordance with the Issuer Order shall authenticate and make available for delivery such Notes as provided in this Indenture and not otherwise.

          The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuers.

     Section 2.3. Registrar and Paying Agent.

          The Issuers shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Notes may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuers or any of their Subsidiaries may act as Paying Agent or Registrar.

          The Issuers initially appoint The Depository Trust Company (the "DTC") to act as Depositary with respect to the Global Notes.

          The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

Section 2.4. Paying Agent to Hold Money in Trust.

          The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal or premium, if any, and interest on the Notes, and will notify the Trustee of any default by the Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuers or a Subsidiary Guarantor) shall have no further liability for the money. If the Issuers or a Subsidiary Guarantor acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuers, the Trustee shall serve as Paying Agent for the Notes.

     Section 2.5. Holder Lists.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuers shall otherwise comply with TIA Section 312(a).

     Section 2.6. Transfer and Exchange.

     (A) TRANSFER AND EXCHANGE OF GLOBAL NOTE. The Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. The Global Note will be exchanged by the Issuers for Definitive Notes if (i) the Issuers deliver to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuers within 120 days after the date of such notice from the Depositary, (ii) the Issuers in their sole discretion determine that the Global Note (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee or (iii) an Event of Default has occurred and is continuing with respect to the Notes and the Registrar has received a request from the Depositary to issue Definitive Notes in lieu of all or a portion of the Global Note (in which case the Issuers shall deliver Definitive Notes within 30 days of such request). Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. The Global Note also may be exchanged or replaced, in whole or in part, as provided in Sections 2.7 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, the Global Note or any portion thereof, pursuant to this Section 2.6 or
Section 2.7 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, the Global Note. The Global Note may not be exchanged for another Note other than as provided in this Section 2.6(a), however, beneficial interests in the Global Note may be transferred and exchanged as provided in Section 2.6(b) or (c) hereof.

     Neither the Issuers nor the Trustee will be liable for any delay by the Depositary or its nominee in identifying the beneficial owners of the Notes, and each such Person may conclusively rely on, and will be protected in relying on, instructions from such Depositary or nominee for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Notes to be issued).

     (B) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN THE GLOBAL NOTE. The transfer and exchange of beneficial interests in the Global Note shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Transfers of beneficial interests in the Global Note also shall require compliance with either subparagraph (i) or
(ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

          (I) TRANSFER OF BENEFICIAL INTERESTS IN THE GLOBAL NOTE. Beneficial interests in the Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.6(b)(i).

          (II) ALL OTHER TRANSFERS AND EXCHANGES OF BENEFICIAL INTERESTS IN THE GLOBAL NOTE. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.6(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in the Global Note contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the Global Note pursuant to Section 2.6(g) hereof.

     (C) TRANSFER OR EXCHANGE OF BENEFICIAL INTERESTS FOR DEFINITIVE NOTES. If any holder of a beneficial interest in the Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.6(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the Global Note to be reduced accordingly pursuant to Section 2.6(g) hereof, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect

Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.

     (D) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR BENEFICIAL INTERESTS IN THE GLOBAL NOTE. A Holder of a Definitive Note may exchange such Note for a beneficial interest in the Global Note or transfer such Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in the Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Global Note.

     (E) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR DEFINITIVE NOTES. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.6(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.6(e). Upon receipt of a request to register such a transfer, the Registrar shall register the Definitive Notes pursuant to the instructions from the Holder thereof.

     (F) LEGEND. The following legend shall appear on the face of the Global
Note issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

          (I) GLOBAL NOTE LEGEND. The Global Note shall bear a legend in substantially the following form:

"THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.7 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION
2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS."

     (G) CANCELLATION AND/OR ADJUSTMENT OF THE GLOBAL NOTE. At such time as all beneficial interests in the Global Note have been exchanged for Definitive Notes or the Global Note has been redeemed, repurchased or canceled in whole and not in part, the Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in the Global Note is exchanged for or transferred to a Person who will take delivery thereof in Definitive Notes, the principal amount of Notes represented by the Global Note shall be reduced accordingly and an endorsement shall be made on the Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction.

     (H) GENERAL PROVISIONS RELATING TO TRANSFERS AND EXCHANGES.

          (i) To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate the Global Note and Definitive Notes upon the Issuer's order.

          (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.6, 3.9, 4.10, 4.14 and 9.05 hereof).

          (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

          (iv) The Global Note and Definitive Notes issued upon any registration of transfer or exchange of another Global Note or Definitive Notes shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Note or Definitive Notes surrendered upon such registration of transfer or exchange.

          (v) The Issuers shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.2 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

          (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

          (vii) The Trustee shall authenticate the Global Note and Definitive Notes in accordance with the provisions of Section 2.2 hereof.

          (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.6 to effect a registration of transfer or exchange may be submitted by facsimile.

     Section 2.7. Replacement Notes.

          If any mutilated Note is surrendered to the Trustee, or the Issuers and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Issuers shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuers may charge for its expenses in replacing a Note. In the event any such mutilated, lost, destroyed or wrongfully taken Note has become due and payable, the Company in its discretion may pay such Note instead of issuing a new Note in replacement thereof. If after the delivery of such new Note, a bona fide purchaser of the original Note in lieu of which such new Note was issued presents for payment such original Note, the Issuers and the Trustee shall be entitled to recover such new Note from the person to whom it was delivered or any transferee thereof, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuers or the Trustee in connection therewith. Every replacement Note is an additional obligation of the Issuers and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

     Section 2.8. Outstanding Notes.

          The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.9 hereof, a Note does not cease to be outstanding because the Issuers or an Affiliate of the Issuers holds the Note; however, Notes held by the Issuers or a Subsidiary of the Issuers shall not be deemed to be outstanding for purposes of Section 3.7(b) hereof.

          If a Note is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

          If the principal amount of any Note is considered paid under Section
4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

          If the Paying Agent (other than the Issuers, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

     Section 2.9. Treasury Notes.

          In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by an Issuer or by an Affiliate of an Issuer shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

     Section 2.10. Temporary Notes.

          Until certificates representing Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Issuers consider appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

          Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

     Section 2.11. Cancellation.

          The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Notes (subject to the record retention requirement of the Exchange
Act). Certification of the destruction of all canceled Notes shall be delivered to the Issuers. The Issuers may not issue new Notes to replace Notes that they have paid or that have been delivered to the Trustee for cancellation.

     Section 2.12. Defaulted Interest.

          If the Issuers default in a payment of interest on the Notes, they shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.1 hereof. The Issuers shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuers shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 3 days prior to the related payment date for such defaulted interest. At least 7 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

     Section 2.13. Record Date.

          The record date for purposes of determining the identity of Holders of the Notes entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA Section 316 (c).

     Section 2.14. Computation of Interest.

          Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

     Section 2.15. Cusip Number.

          The Issuers in issuing the Notes may use a "CUSIP" number, and if they do so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuers shall promptly notify the Trustee of any change in the CUSIP number.

     Section 2.16. Additional Notes.

          Prior to the issuance of Additional Notes pursuant to this Indenture, the Issuers shall deliver an Issuer Order to the Trustee pursuant to Section 2.2 setting forth the following information:

     (a) The aggregate principal amount of such Additional Notes to be authenticated and delivered on the applicable Issue Date; and

     (b) The proposed Issue Date of such Additional Notes, which shall be an Interest Payment Date.

                                  ARTICLE III

                            REDEMPTION AND PREPAYMENT

     Section 3.1. Notices to Trustee.

          If the Issuers or any of their permitted assigns elect to redeem Notes pursuant to the optional redemption provisions of Section 3.7 hereof, they shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date fixed by the Issuers or any of their permitted assigns, as applicable (unless a shorter notice shall be satisfactory to the Trustee), an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

     Section 3.2. Selection of Notes to be Redeemed.

          If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

          The Trustee shall promptly notify the Issuers or any of their permitted assigns, as applicable, in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

     Section 3.3. Notice of Redemption.

          Subject to the provisions of Section 3.9 hereof, at least 30 days but not more than 60 days before a redemption date, the Issuers or any of their permitted assigns, as applicable, shall mail or cause to be mailed, by first-class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

          The notice shall identify the Notes to be redeemed and shall state:

     (a) the redemption date;

     (b) the redemption price;

     (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

     (d) the name and address of the Paying Agent;

     (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

     (f) that, unless the Issuers or any of their permitted assigns, as applicable, default in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

     (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

     (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

          At the Issuers' or any of their permitted assigns', as applicable, request, the Trustee shall give the notice of redemption in the Issuers' or any of their permitted assigns', as applicable, names and at their expense; provided, however, that the Issuers or any of their permitted assigns, as applicable, shall have delivered to the Trustee, at least 45 days prior to the redemption date (unless a shorter period shall be satisfactory to the Trustee), an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph and the date on which the Issuers or any of their permitted assigns, as applicable, wish the Trustee to mail such notice.

     Section 3.4. Effect of Notice of Redemption.

          Once notice of redemption is mailed in accordance with Section 3.3 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

     Section 3.5. Deposit of Redemption Price.

          One Business Day prior to the redemption date, the Issuers or any of their permitted assigns, as applicable, shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued and unpaid interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Issuers or any of their permitted assigns, as applicable, any money deposited with the Trustee or the Paying Agent by the Issuers or any of their permitted assigns, as applicable, in excess of the amounts necessary to pay the redemption price of and accrued and unpaid interest on all Notes to be redeemed.

          If the Issuers or any of their permitted assigns, as applicable, comply with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuers or any of their permitted assigns, as applicable, to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in respect thereof, in each case at the rate provided in the Notes and in Section 4.1 hereof.

     Section 3.6. Notes Redeemed in Part.

          Upon surrender of a Note that is redeemed in part, the Issuers or any of their permitted assigns, as applicable, shall issue and, upon the Issuers' or any of their permitted assigns, as applicable, written request, the Trustee shall authenticate for the Holder at the expense of the Issuers, a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

     Section 3.7. Optional Redemption.

     (a) At any time, the Notes may be redeemed, in whole or in part, at the option of the Issuers or any of their permitted assigns at once or from time to time, upon not less than 30 nor more than 60 days prior notice mailed by first-class mail to the registered address of each Holder of such Notes, at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest thereon to the redemption date (subject to the rights of Holders of record on the relevant regular record date that is on or prior to the redemption date to receive interest due on the relevant interest payment date).

     (b) The Issuers shall have the right to assign any of their rights to redemption in this Section 3.7 to any Parent Company.

     (c) Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.

     Section 3.8. Mandatory Redemption.

          The Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

     Section 3.9. Offer to Purchase by Application of Excess Proceeds.

          In the event that, pursuant to Section 4.10 hereof, the Issuers shall be required to commence an offer to all Holders to purchase Notes (an "Asset Sale Offer"), they shall follow the procedures specified below. The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Issuers shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

          If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

          Upon the commencement of an Asset Sale Offer, the Issuers shall send, by first class mail, a notice to the Trustee and each of the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

     (a) that the Asset Sale Offer is being made pursuant to this Section 3.9 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

     (b) the Offer Amount, the purchase price and the Purchase Date;

     (c) that any Note not tendered or accepted for payment shall continue to accrue interest;

     (d) that, unless the Issuers default in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

     (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may only elect to have Notes in denominations of $1,000, or integral multiples thereof, purchased;

     (f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Issuers, a depositary, if appointed by the Issuers, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

     (g) that Holders shall be entitled to withdraw their election if the Issuers, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

     (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Trustee shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Issuers so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased) among the Holders of Notes, based upon the aggregate outstanding principal amount of the Notes; and

     (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

          On or before the Purchase Date, the Issuers shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Issuers in accordance with the terms of this Section 3.9. The Issuers, the depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuers for purchase, and the Issuers shall promptly issue a new Note, and the Trustee, upon written request from the Issuers shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof. The Issuers shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

     Other than as specifically provided in this Section 3.9, any purchase pursuant to this Section 3.9 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.

Upon the completion of an Asset Sale Offer in accordance with this Section 3.9, the amount of Excess Proceeds (as defined in Section 4.10) shall be reset at zero.

                                   ARTICLE IV

                                    COVENANTS

     Section 4.1. Payment of Notes.

          The Issuers shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuers or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date, money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

          The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

     Section 4.2. Maintenance of Office or Agency.

          The Issuers shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

          The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.3.

     Section 4.3. Reports.

     (a) Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company shall furnish to the Holders of Notes and make available to beneficial owners of the Notes upon request (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company was required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company was required to file such reports, in each case within the time periods specified in the Commission's rules and regulations. The Company shall at all times comply with TIA Section 314(a).

     (b) Whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, (x) at all times that the Commission does not accept the filings provided for in the preceding sentence or
(y) such filings provided for in the preceding sentence do not contain all of the information required to be delivered pursuant to Rule 144A(d)(4), the Company shall make available to any Holder or beneficial owner of Notes, to securities analysts and to prospective Holders, the information required by Rule 144A(d)(4) under the Securities Act.

     Section 4.4. Compliance Certificate.

     (a) The Issuers and each Subsidiary Guarantor (to the extent that such Subsidiary Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Issuers and their Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuers have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Issuers have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuers have taken or propose to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuers have taken or propose to take with respect thereto.

     (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to

Section 4.3 above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Issuers have violated any provisions of Article 4 (other than Sections 4.2, 4.3, 4.4 and 4.6, as to which no belief need be expressed) or
Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation. In the event that such written statement of the Company's independent public accountants cannot be obtained, the Company shall deliver an Officers' Certificate certifying that it has used its best efforts to obtain such statements but was unable to do so.

     (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company has taken or proposes to take with respect thereto.

     Section 4.5. Taxes.

          The Issuers shall pay, and shall cause each of their Subsidiaries to pay, prior to delinquency, all material taxes, assessments and governmental levies, except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

     Section 4.6. Stay, Extension and Usury Laws.

          Each of the Issuers and the Subsidiary Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuers and each of the Subsidiary Guarantors (to the extent that they may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

     Section 4.7. Restricted Payments.

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or to the Company's or a Restricted Subsidiary of the Company); (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company, any direct or indirect parent of the Company or any Restricted Subsidiary of the Company (unless owned by the Company or a Restricted Subsidiary of the Company); (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Obligations, except a payment of interest or principal at Stated Maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

     (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

     (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.9 hereof; and

     (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date hereof (including Restricted Payments permitted by clauses (i), (iv), (vi) and (viii) of the next succeeding paragraph and excluding Restricted Payments permitted by clauses (ii), (iii), (v), (vii), (ix) and (x) of the next succeeding paragraph), is less than the sum, without duplication, of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of this Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net proceeds (including the fair market value of non-cash proceeds determined in good faith by the Board of Managers) received by the Company since the date of this Indenture as a contribution to its equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock of the Company) or from the issue or sale of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests or Disqualified Stock or convertible debt securities sold to a Subsidiary of the Company), plus (iii) to the extent that any Restricted Investment that was made after the date of this Indenture is sold for cash or otherwise liquidated for or repaid in cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment, plus (iv) 100% of any dividends, distributions or loan repayment received by the Company or a Wholly Owned Restricted Subsidiary after the date of this Indenture from an Unrestricted Subsidiary of the Company, to the extent that such dividends, distributions or loan repayment were not otherwise included in Consolidated Net Income of the Company for such period, plus (v) to the extent that any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary after the date of this Indenture, the lesser of (A) the fair market value of the Company's Investment in such Subsidiary as of the date of such redesignation or
(B) such fair market value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary. Any non-cash contribution or series of related non-cash contributions to equity capital in excess of $5.0 million in fair market value shall be included in the foregoing sum only if accompanied by a supporting valuation opinion issued by an accounting, appraisal or investment banking firm of national standing.

          The foregoing provisions will not prohibit: (i) the payment of any dividend otherwise prohibited hereunder within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; (ii) the redemption, repurchase, retirement, defeasance or other acquisition of (A) any Subordinated Obligations or (B) any Equity Interests of the Company, in each case in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Permitted Refinancing Indebtedness of the Company that is Subordinated Obligations, or Equity Interests of the Company (other than any Disqualified Stock of the Company), or from the net cash proceeds of a common equity capital contribution to the Company; provided, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c) (ii) of the preceding paragraph; (iii) the defeasance, retirement, redemption, repurchase or other acquisition of Subordinated Obligations with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; (iv) the redemption, repurchase, retirement, defeasance or other acquisition of any Indebtedness following a Change of Control pursuant to provisions of such Indebtedness substantially similar to those described under Section 4.14 hereof after the Company shall have complied with the provisions of Section 4.14, including the payment of the applicable Change of Control Payment; (v) the repurchase of the Notes following an Asset Sale pursuant to this Indenture after the Issuers shall have complied with the provisions of Section 3.9 and 4.10 including making all required purchases of Notes; (vi) the payment of any pro rata dividends or distributions on Capital Stock of Restricted Subsidiaries held by minority stockholders; (vii) so long as any Notes are outstanding and no Default or Event of Default shall have occurred and be continuing immediately after such transaction, (A) the repurchase, redemption or other acquisition or retirement for value by the Company or the distribution by the Company to the Parent of funding to permit the repurchase, redemption or other acquisition or retirement for value by the Parent, of any Equity Interests of the Parent, the Company or any Subsidiary of the Company held by any member of the Company's (or any of its Subsidiaries') management or by any former employee of the Company or any of its Subsidiaries pursuant to any equity subscription agreement or stock option agreement; provided, that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed the sum of $5.0 million in any twelve-month period or $10.0 million in the aggregate, plus the cash proceeds of any "key man" life insurance policy received by the Company with respect to the owner of, and any cash proceeds paid to the Company in connection with the issuance or exercise of, any management or employee Equity Interests so acquired, and excluding repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options, and (B) the making of loans or advances to employees of the Company or of the Parent, in the ordinary course of business, but in any event not to exceed $2.0 million in the aggregate outstanding at any one time; (viii) so long as the Company is a limited liability company (or a corporation filing consolidated, combined or unitary tax returns with the Parent), distributions to the Parent as sole member (or shareholder) of the Company in an aggregate amount, with respect to any period after the date of this Indenture, not to exceed the Tax Amount with respect to any such period; (ix) distributions to the Parent with respect to any period after the date of this Indenture, in an amount not to exceed the operating expenses of the Parent for such period, but only to the extent such costs (A) are directly related to the general and administrative expenses of the Parent, the Company or its Restricted Subsidiaries and not to any other business, subsidiary or investment of the Parent, (B) are not otherwise paid for by the Company or its Restricted Subsidiaries and (C) are not payments in respect of any Equity Interests or Indebtedness of the Parent or of any Affiliate of the Parent; provided, that the aggregate amount of any such distributions in any twelve-month period shall not exceed $3.0 million; (x) cash payments by the Company or its Subsidiaries in connection with the consummation of the Restructuring; and (xi) the distribution or transfer of the stock of American Commercial Lines Funding Corporation by the Company and/or Parent to DHC or its Related Parties.

          The Board of Managers may designate any Restricted Subsidiary, other than ACL Capital, to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this Section 4.7. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

          For purposes of determining compliance with this Section 4.7, in the event that a Restricted Payment meets the criteria of more than one of the exceptions described above or is entitled to be made pursuant to the first paragraph of this Section 4.7, the Company shall, in its sole discretion, classify such Restricted Payment in any manner that complies with this Section
4.7. The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined by the Board of Managers whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $10.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.7 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

     Section 4.8. Dividend and Other Payment Restrictions Affecting
Subsidiaries.

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or
(2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries. However, the foregoing restrictions will not apply to encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date of this Indenture, (b) the Senior Credit Facilities as in effect as of the date of this Indenture, any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, and any other New Credit Facility permitted under this Indenture; provided, that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, refinancings or New Credit Facilities are no more restrictive, with respect to such dividend and other payment restrictions than those contained in the Senior Credit Facilities as in effect on the date of this Indenture, (c) Indebtedness incurred by Restricted Subsidiaries other than Subsidiary Guarantors, incurred in compliance with the last paragraph under Section 4.9 hereof, (d) this Indenture and the Notes, (e) the Senior Indenture as in effect on the date of this Indenture, and any amendments, modifications, restatements or supplements thereof; provided, that such amendments, modifications, restatements or supplements are no more restrictive with respect to such dividend and other payment restrictions than those contained in the Senior Indenture as in effect on the date of this Indenture, (f) applicable law, (g) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided, that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred, (h) customary non-assignment provisions in leases, licenses and charters entered into in the ordinary course of business and consistent with past practices, (i) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (g) above on the property so acquired, (j) any agreement for the sale of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale, (k) Permitted Refinancing Indebtedness; provided, that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced, (l) secured Indebtedness otherwise permitted to be incurred pursuant to the provisions of Section 4.12 that limits the right of the debtor to dispose of the assets securing such Indebtedness, (m) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business,
(n) protective liens filed in connection with sale-leaseback transactions permitted under Section 4.17, (o) Permitted Debt incurred pursuant to clauses
(v), (viii), (xi), (xiii) or (xv) of Section 4.9, (p) purchase money obligations or other Indebtedness or contractual requirements incurred in connection with or permitted by Section 4.16 and (q) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

     Section 4.9. Incurrence of Indebtedness and Issuance of Disqualified Stock.

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt) and that the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of Disqualified

Stock; provided, that the Company may incur Indebtedness (including Acquired
Debt) or issue shares of Disqualified Stock and the Company's Subsidiaries may incur Indebtedness if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.00 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

          The provisions of the first paragraph of this Section 4.9 shall not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

          (i) the incurrence by the Company or any Restricted Subsidiary of Indebtedness under the Senior Credit Facilities or another New Credit Facility; provided, that the aggregate principal amount of all Indebtedness (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiaries thereunder) outstanding under all New Credit Facilities after giving effect to such incurrence does not exceed an amount equal to $415.0 million, less any amount of such Indebtedness permanently repaid (and a permanent reduction of the related commitment to lend or amount available to be reborrowed in the case of a revolving credit facility) as provided under Sections 4.10 or 4.17 of this Indenture;

          (ii) the incurrence by the Company and its Subsidiaries of Existing Indebtedness;

          (iii) the incurrence by the Issuers of Indebtedness represented by the Notes and the incurrence by the Subsidiary Guarantors of Indebtedness represented by the Subordinated Subsidiary Guarantees;

          (iv) the incurrence by the Issuers of Indebtedness represented by the Senior Notes and the incurrence by the Subsidiary Guarantors of Indebtedness represented by the Subsidiary Guarantees;

          (v) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations or Purchase Money Indebtedness, at any time outstanding in an aggregate principal amount not to exceed the greater of (A) 10% of Total Assets and
     (B) $75.0 million;

          (vi) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under the first paragraph of this Section 4.9 or clauses
     (i), (ii), (iii), (iv), (v), (vi) or (ix) of this paragraph;

          (vii) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness owing to and held by any Wholly Owned Restricted Subsidiary or owing to and held by the Company; provided, that
     (i) if one of the Issuers is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes and (ii) (A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Wholly Owned Restricted Subsidiary thereof shall be deemed to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vii) and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly Owned Restricted Subsidiary thereof shall be deemed to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vii);

          (viii) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations incurred with respect to any Indebtedness or Obligation that is permitted by the terms of this Indenture to be outstanding;

          (ix) the incurrence by the Company or any Subsidiary Guarantor of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, not to exceed $40 million;

          (x) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt; provided, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this clause (x);

          (xi) the incurrence of Indebtedness of the Company and its Restricted Subsidiaries (including letters of credit) in respect of performance bonds, bankers' acceptances, letters of credit, performance, bid, surety or appeal bonds or similar bonds and completion guarantees provided by the Company and its Restricted Subsidiaries in the ordinary course of their business and consistent with past practices and which do not secure other Indebtedness;

          (xii) Indebtedness of the Company and its Restricted Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, in any case incurred in connection with the disposition of any business, assets or Subsidiary of the Company (other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition), in an aggregate principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary of the Company in connection with such disposition;

          (xiii) Indebtedness of the Company or a Restricted Subsidiary owed to (including obligations in respect of letters of credit for the benefit of) any Person in connection with worker's compensation, health, disability or other employee benefits or property, casualty or liability insurance provided by such Person to the Company or such Restricted Subsidiary, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business and consistent with past practices;

          (xiv) the Guarantee by the Company or any Restricted Subsidiary of Indebtedness of the Company or a Subsidiary of the Company that is not prohibited by another provision of this Section 4.9;

          (xv) the incurrence by Foreign Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, not to exceed $20.0 million;

          (xvi) Acquired Debt; provided, that pro forma for the transactions that result in the incurrence of such Acquired Debt, the Fixed Charge Coverage Ratio would be greater than immediately prior to such acquisition; and

          (xvii) Indebtedness incurred in connection with a transaction pursuant to and in compliance with Section 4.16 hereof.

          For purposes of determining compliance with this Section 4.9, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xvii) above or is entitled to be incurred pursuant to the first paragraph of this Section 4.9, the Issuers shall, in their sole discretion, classify such item of Indebtedness in any manner that complies with this Section 4.9. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.9; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued.

          The Company shall not permit any of its Restricted Subsidiaries other than Subsidiary Guarantors to incur any Indebtedness (including Acquired Debt) other than (i) intercompany Indebtedness owing to the Company or a Wholly Owned Restricted Subsidiary of the Company permitted under clause (vii) above or (ii) Indebtedness permitted under clause (xv) above; provided, that Restricted Subsidiaries other than Subsidiary Guarantors may incur Indebtedness (including Acquired Debt) other than Indebtedness permitted under clause (vii) above in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any such Indebtedness so incurred and any Indebtedness permitted under clause (xv) above, in an amount not to exceed 30% of the total consolidated assets of such Restricted Subsidiaries in the aggregate, calculated in accordance with GAAP, if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been at least 2.00 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if such additional Indebtedness had been incurred at the beginning of such four-quarter period.

     Section 4.10. Asset Sales.

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Managers) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash; provided, that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent statement of financial position), of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (y) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of the terms of this Section 4.10.

          Within 425 days after the receipt of any Net Proceeds from an Asset Sale, the Company may, at its option, and to the extent the Company elects, (a) apply such Net Proceeds to permanently repay Senior Debt (with the permanent reduction of the related commitment to lend or an amount available to be reborrowed in the case of a revolving credit facility), or (b) apply such Net Proceeds to the acquisition of a majority of the assets of, or a majority of the Voting Stock of, another Permitted Business, the making of a capital expenditure or the acquisition of other long-term assets that are used or useful in a Permitted Business. Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph shall be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Issuers shall make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes (for each Holder, equal to $1,000 or an integral multiple thereof) that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of repurchase (subject to the rights of Holders of record on the relevant regular record date that is on or prior to the date of repurchase to receive interest due on the relevant interest payment date), in accordance with the procedures set forth in this Section 4.10 and Section 3.9 hereof. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis among the Holders of Notes based upon the aggregate outstanding principal amount of the Notes. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero. The Issuers shall be entitled to reduce any obligation to make an Asset Sale Offer under this Indenture by an amount equal to the aggregate principal amount of Notes purchased by the Issuers in transactions other than those in which Notes were redeemed or required to be purchased by the Issuers pursuant to the terms of this Indenture within the previous 425 days immediately preceding the date on which the aggregate amount of Excess Proceeds exceeds $10.0 million.

          Notwithstanding the foregoing, the Company and its Restricted Subsidiaries shall be permitted to consummate an Asset Sale without complying with the foregoing if (i) (A) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or other property sold, issued or otherwise disposed of (as evidenced by a resolution of the Board of Managers and, in the case of consideration with a fair market value in excess of $10 million, accompanied by a valuation opinion issued by an accounting, appraisal or investment banking firm of national standing) and (B) at least 75% of the consideration for such Asset Sale constitutes a controlling interest in a Permitted Business, long-term assets used or useful in such business and/or cash or Cash Equivalents; provided that any cash or Cash Equivalents received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall be added to the Excess Proceeds, (ii) the Asset Sale qualifies as a Jeffboat Sale and Leaseback Transaction or (iii) the Net Proceeds of such Asset Sale are used to repay term loans under any New Credit Facility; provided that, with respect to clause (iii) above, the consideration from such Asset Sale is at least equal to the fair market value of the assets or other property sold, issued or otherwise disposed of (as evidenced by a resolution of the Board of Managers and, in the case of consideration with a fair market value in excess of $20 million, accompanied by a valuation opinion issued by an accounting, appraisal or investment banking firm of national standing).

     Section 4.11. Transactions With Affiliates.

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless
(i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee
(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Managers set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Managers and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Company of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing. Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate Transactions: (i) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary, (ii) transactions between or among the Company and/or its Restricted Subsidiaries, (iii) payment of reasonable directors fees and payments in respect of indemnification obligations owing to directors, officers or other individuals under the charter or by-laws of the Company or the Parent or pursuant to written agreements with any such Person, (iv) Restricted Payments and Permitted Investments that are permitted by the provisions of Section 4.7,
(v) transactions pursuant to agreements in effect as of the date of this Indenture disclosed in or contemplated by "Certain Relationships and Related Transactions" in the Offering Memorandum, Solicitation of Releases, Consents and Acceptances and Disclosure Statement or disclosed elsewhere in the Offering Memorandum, Solicitation of Releases, Consents and Acceptances and Disclosure Statement, (vi) transactions effected in compliance with the terms of sales permitted under Section 4.16, (vii) Permitted Affiliate Transactions, (viii) any transaction with Vessel Leasing LLC or Global Materials Services, LLC or (ix) the repurchase, redemption or other acquisition or retirement for value of the Existing Senior Notes, the Notes or Senior Notes by DHC or any of its Affiliates.

     Section 4.12. Liens.

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, to secure Indebtedness that by its terms is expressly subordinated in right of payment to or ranks pari passu in right of payment with the Notes or the Subordinated Subsidiary Guarantees, unless the Notes and the Subordinated Subsidiary Guarantees, as applicable, are secured equally and ratably with (or prior to) any and all other Indebtedness secured by such Lien for so long as such Indebtedness is so secured.

     Section 4.13. Corporate Existence.

          Subject to Article 5 hereof, the Issuers shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) their corporate existence, and the corporate or other existence of each of their Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuers or any such Subsidiary and
(ii) the rights (charter and statutory), licenses and franchises of the Issuers and their Subsidiaries; provided, however, that the Issuers shall not be required to preserve any such right, license or franchise, or the corporate, limited liability company or other existence of any of their Subsidiaries, if the Board of Managers or Board of Directors, as applicable, shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuers and their Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

     Section 4.14. Offer to Repurchase Upon Change of Control.

     (a) Upon the occurrence of a Change of Control, if the Issuers or any of their permitted assigns, as applicable, do not redeem prior to 60 days after the Change of Control all of the Notes as permitted under Section 3.7(c), each Holder of Notes will have the right to require the Issuers to make an offer to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of repurchase (subject to the right of Holders of record on relevant record date to receive interest due on the relevant interest payment date). The

Change of Control Offer will remain open for a period of at least 30 days following its commencement but no longer than 60 days, except to the extent that a longer period is required by applicable law (the "Change of Control Offer Period"). On the first Business Day after the termination of the Change of Control Offer Period (the "Change of Control Payment Date"), the Company will purchase all Notes validly tendered and not properly withdrawn pursuant to the Change of Control Offer (the "Change of Control Payment') Payment for any Notes so purchased will be made in the same manner as interest payments are made on the Notes.

          Within 30 days following any Change of Control, the Issuers shall mail a notice to each Holder with a copy to the Trustee (the "Change of Control Offer") stating:

          (i) that a Change of Control has occurred and that such Holder has the right to require the Issuers to purchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, (the "Change of Control Purchase Price") to the Change of Control Payment Date (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date);

          (ii) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control);

          (iii) the Change of Control Payment Date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed);

          (iv) that any Note accepted for payment pursuant to the Change of Control Offer (and duly paid for on the Change of Control Payment Date) shall cease to accrue interest after the Change of Control Payment Date;

          (v) that any Notes (or portions thereof) not validly tendered shall continue to accrue interest;

          (vi) the instructions, as determined by the Issuers, consistent with the covenant described hereunder, that a Holder must follow in order to have its Notes purchased.

          On or before the Change of Control Payment Date, the Issuers will, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuers. The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

          Upon surrender and cancellation of the Definitive Note that is purchased in part pursuant to the Change of Control Offer, the Issuers shall promptly issue and the Trustee shall authenticate and mail (or cause to be transferred to book entry) to the surrendering Holder of such Definitive Note, a new Definitive Note equal in principal amount to the unpurchased portion of such surrendered Definite Note; PROVIDED that each new Definitive Note shall be in a principal amount of $1,000 or an integral multiple thereof.

          Upon surrender of the Global Note that is purchased in part pursuant to a Change of Control Offer, the Paying Agent shall forward the Global Note to the Trustee who shall make a notation on Schedule A thereof to reduce the principal amount of such Global Note to an amount equal to the unpurchased portion of such Global Note, as provided in Section 2.6 hereof. The Issuer shall publicly announce the results of the Change of Control Offer on the Change of Control Payment Date. For purposes of this Section 4.14, the Trustee shall act as the Paying Agent.

     (b) Notwithstanding anything to the contrary in this Section 4.14, the Issuers shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this
Section 4.14 hereof and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

     (c) The Issuers shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the covenant described hereunder by virtue of its compliance with such securities laws or regulations.

     Section 4.15. Senior Debt; Liens.

          The Company shall not, and shall not permit any of its Subsidiaries to, incur any Indebtedness that is contractually subordinated in right of payment to any other Indebtedness of the Company or any Subsidiary thereof unless such Indebtedness is also contractually subordinated in right of payment to the Notes and/or a Subordinated Subsidiary Guarantee, as applicable, on substantially identical terms; provided, that no Indebtedness of the Company or any Subsidiary thereof shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company or any Subsidiary thereof solely by virtue of its being unsecured. In addition, the Company shall not, and shall not permit any of its Subsidiaries to, incur any Indebtedness secured by a Lien other than a Permitted Lien unless contemporaneously therewith effective provision is made to secure the Notes and/or a Subordinated Subsidiary Guarantee, as applicable, equally and ratably with, or in the case of Subordinated Obligations on a senior basis to, such Indebtedness for so long as such Indebtedness is so secured by a Lien.

     Section 4.16. Sales of Accounts Receivable.

          The Company may, and any of its Restricted Subsidiaries may, sell at any time and from time to time, accounts receivable and notes receivable and related assets to an Accounts Receivable Subsidiary; provided that (i) the aggregate consideration received in each such sale is at least equal to the aggregate fair market value of the receivables sold, as determined by the Board of Managers in good faith, (ii) no less than 75% of the consideration received in each such sale consists of either cash or a promissory note (a "Promissory Note") which is subordinated to no Indebtedness or obligation (except that it may be subordinated to the financial institutions or other entities providing the financing to the Accounts Receivable Subsidiary with respect to such accounts receivable (the "Financier")) or an Equity Interest in such Accounts Receivable Subsidiary; provided, further that the initial sale will include all accounts receivable of the Company and/or its Restricted Subsidiaries that are party to such arrangements that constitute eligible receivables under such arrangements, (iii) the cash proceeds received from the initial sale less reasonable and customary transaction costs will be deemed to be Net Proceeds and will be applied in accordance with the second paragraph of Section 4.10 and (iv) the Company and its Restricted Subsidiaries will sell all accounts receivable that constitute eligible receivables under such arrangements to the Accounts Receivable Subsidiary no less frequently than on a weekly basis.

          The Company (i) will not permit any Accounts Receivable Subsidiary to sell any accounts receivable purchased from the Company or any of its Restricted Subsidiaries to any other person except on an arm's-length basis and solely for consideration in the form of cash or Cash Equivalents, (ii) will not permit the Accounts Receivable Subsidiary to engage in any business or transaction other than the purchase, financing and sale of accounts receivable of the Company and its Restricted Subsidiaries and activities incidental thereto, (iii) will not permit any Accounts Receivable Subsidiary to incur Indebtedness in an amount in excess of the book value of such Accounts Receivable Subsidiary's total assets, as determined in accordance with GAAP, (iv) will, at least as frequently as monthly, cause the Accounts Receivable Subsidiary to remit to the Company as payment on the outstanding balance of the Promissory Notes, all available cash or Cash Equivalents not held in a collection account pledged to a Financier, to the extent not applied to pay or maintain reserves for reasonable operating expenses of the Accounts Receivable Subsidiary or to satisfy reasonable minimum operating capital requirements and (v) will not, and will not permit any of its Subsidiaries to, sell accounts receivable to any Accounts Receivable Subsidiary upon the occurrence of the events set forth in Section 6.1(h) with respect to such Accounts Receivable Subsidiary.

     Section 4.17. Sale and Leaseback Transactions.

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided, that the Company may enter into a sale and leaseback transaction if (i) the Company could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.9 and (b) incurred a Lien to secure such Indebtedness pursuant to Section 4.12, (ii) the consideration from such sale and leaseback transaction is at least equal to the fair market value (as evidenced by a resolution of the Board of Managers) of the property that is the subject of such sale and leaseback transaction and (iii) the transfer of assets in such sale and leaseback transaction is permitted by, and the Issuers apply the proceeds of such transaction in compliance with, Section 4.10.

          Notwithstanding the foregoing provisions, the Company and its Restricted Subsidiaries will be permitted to enter into any sale and leaseback transaction if (i) the sale and leaseback transaction qualifies as a Jeffboat Sale and Leaseback Transaction or (ii) the Net Proceeds of such sale and leaseback transaction are used to repay term loans under any New Credit Facility; provided that, with respect to clause (ii) above, such sale and leaseback transaction shall have been determined by the Board of Managers to be in the best interests of the Company after reasonable and prudent inquiry as to the financing available to the Company taking into account the facts and circumstances and alternatives in the marketplace (as evidenced by a resolution of the Board of Managers).

          Notwithstanding the provisions of Section 4.10, if the Company completes a sale and leaseback transaction pursuant to the immediately preceding paragraph, the transaction shall be governed by the provisions of the immediately preceding paragraph and not Section 4.10.

     Section 4.18. Restriction On Preferred Stock of Subsidiaries.

          The Company shall not permit any of its Restricted Subsidiaries to issue any preferred stock, or permit any Person to own or hold an interest in any preferred stock of any such Subsidiary, except for preferred stock issued to the Company or a Wholly Owned Restricted Subsidiary of the Company.

     Section 4.19. Restrictions On Activities of Acl Capital.

          ACL Capital shall not hold any assets (other than the $100.00 contributed to it in connection with its formation), become liable for any obligations other than its obligations under the Existing Senior Notes, the Notes and the Senior Notes or engage in any business activities; provided, that ACL Capital may be a co-obligor with respect to Indebtedness if the Company is primary obligor of such Indebtedness and the net proceeds of such Indebtedness are received by the Company or one or more of the Company's Subsidiaries other than ACL Capital.

     Section 4.20. Payments for Consent.

          Neither the Company nor any of its Restricted Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

     Section 4.21. Additional Subordinated Subsidiary Guarantees.

     (a) If the Issuers or any of their Restricted Subsidiaries shall acquire or create another domestic Subsidiary after the date of this Indenture, then such newly acquired or created Subsidiary shall become a Subsidiary Guarantor hereunder by executing a supplemental indenture substantially in the form of Exhibit B hereto and delivering an Opinion of Counsel, in accordance with the terms of Sections 10.5 and 11.4 hereof.

     (b) If a Restricted Subsidiary that is not then a Subsidiary Guarantor guarantees any Indebtedness incurred under the Senior Credit Facilities or a New Credit Facility then that Restricted Subsidiary must become a Subsidiary Guarantor and execute a supplemental indenture satisfactory to the Trustee and deliver an Opinion of Counsel to the Trustee. Notwithstanding the foregoing, any Subordinated Subsidiary Guarantee of a Restricted Subsidiary that was incurred pursuant to this Section 4.21(b) shall provide by its terms that it shall be automatically and unconditionally released upon the release or discharge of the guarantee which resulted in the creation of such Restricted Subsidiary's Subordinated Subsidiary Guarantee, except a discharge or release by, or as a result of payment under, such guarantee.

     Section 4.22. Restrictions On Business Activities.

          The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than (i) Permitted Businesses and (ii) the making of Permitted Investments and engaging in a business in connection with any such Permitted Investment, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

                                   ARTICLE V

                                   SUCCESSORS

     Section 5.1. Merger, Consolidation or Sale of Assets.

          Neither of the Issuers shall consolidate or merge with or into (whether or not such Issuer is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) such Issuer is the surviving entity or the entity or the Person formed by or surviving any such consolidation or merger (if other than one of the Issuers) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than one of the Issuers) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Issuers under the Notes and this Indenture pursuant to supplemental indentures in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; (iv) except in the case of a merger or consolidation of one of the Issuers with or into a Wholly Owned Restricted Subsidiary of the Issuers, the Issuer or the entity or Person formed by or surviving any such merger or consolidation (if other than one of the Issuers), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, either (A) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.9 hereof or
(B) the Fixed Charge Coverage Ratio for the Issuers and their Restricted

Subsidiaries would be greater than such ratio for the Issuers and their Restricted Subsidiaries immediately prior to such transactions; and (v) the Issuers will have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture. Notwithstanding the foregoing, the Issuers is permitted to reorganize as a corporation; provided, that the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that the holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such reorganization and will be subject to Federal income tax in the same manner and at the same times as would have been the case if such reorganization had not occurred, and the conditions set forth in clauses (i), (ii), (iii) and (v) of the first sentence of this Section 5.1 are satisfied.

     Section 5.2. Successor Corporation Substituted.

          Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of an Issuer in accordance with Section 5.1 hereof, the successor Person formed by such consolidation or into or with which an Issuer is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to such Issuer shall refer instead to the successor Person and not to such Issuer), and may exercise every right and power of the Issuers under this Indenture with the same effect as if such successor Person had been named as an Issuer herein; provided, however, that the predecessor Issuer shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of an Issuer's assets that meets the requirements of Section 5.1 hereof.

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

     Section 6.1. Events of Default.

          The following constitute an "Event of Default":

     (a) default for 30 days in the payment when due of interest on the Notes;

     (b) default in payment when due of the principal of or premium, if any, on the Notes;

     (c) failure by the Company or any of its Subsidiaries to comply with the provisions described under Sections 4.10, 4.14 or 5.1;

     (d) failure by the Company or any of its Subsidiaries for 30 days after receipt by the Issuers of notice from the Trustee or by the Company and the Trustee of notice from the Holders of at least 25% in principal amount of Notes then outstanding to comply with any of its other agreements in this Indenture or the Notes;

     (e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default:

          (i) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or

          (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more;

     (f) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $15.0 million, which judgments are not paid, discharged or stayed for a period of 30 days;

     (g) except as permitted by this Indenture, any Subordinated Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under its Subordinated Subsidiary Guarantee; and

     (h) (1) the Company, (2) any Significant Subsidiary (other than an Accounts Receivable Subsidiary) or (3) any group of Subsidiaries (other than an Accounts Receivable Subsidiary) that, taken as a whole, would constitute a Significant Subsidiary (each a "Relevant Entity") pursuant to or within the meaning of Bankruptcy Law:

          (i) commences a voluntary case,

          (ii) consents to the entry of an order for relief against it in an involuntary case,

          (iii) consents to the appointment of a custodian of it or for all or substantially all of its property,

          (iv) makes a general assignment for the benefit of its creditors, or

          (v) generally is not paying its debts as they become due; or

     (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

          (i) is for relief against a Relevant Entity in an involuntary case;

          (ii) appoints a custodian of a Relevant Entity or any substantial part of the property and assets of a Relevant Entity; or

          (iii) orders the liquidation of a Relevant Entity; and the order or decree remains unstayed and in effect for 60 consecutive days.

     Section 6.2. Acceleration.

          If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default described in Section 6.1(h) or
(i), all outstanding Notes will become due and payable without further action or notice. In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (e) of Section 6.1, the declaration of acceleration of the Notes shall be automatically annulled if the holders of any Indebtedness described in clause (e) of Section 6.1 have rescinded the declaration of acceleration in respect of such indebtedness within 30 days of the date of such declaration and if (a) the annulment of the acceleration of Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (b) all existing Events of Default, except nonpayment of principal or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or premium, if any, that has become due solely because of the acceleration) have been cured or waived.

     Section 6.3. Other Remedies.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

     Section 6.4. Waiver of Past Defaults.

                  Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes (including in connection with an offer to purchase). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have


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

been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

     Section 6.5. Control by Majority.

          Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability. The Trustee may take any other action which it deems proper which is not inconsistent with any such discretion. Notwithstanding any provisions to the contrary in this Indenture, the Trustee shall not be obligated to take any action with respect to the provisions of the last paragraph of Section 6.2 hereof unless directed to do so pursuant to this
Section 6.5.

     Section 6.6. Limitation On Suits.

          A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

     (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

     (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

     (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

     (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

     (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

          A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

     Section 6.7. Rights of Holders of Notes to Receive Payment.

          Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.



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

     Section 6.8. Collection Suit by Trustee.

          If an Event of Default specified in Section 6.1(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel and all other amounts due to the Trustee pursuant to Section 7.7 hereof.

     Section 6.9. Trustee May File Proofs of Claim.

          The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.7 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     Section 6.10. Priorities.

          If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

          First: to the Trustee, its agents and attorneys for amounts due under
Section 7.7 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

          Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

          Third: to the Company or to such party as a court of competent jurisdiction shall direct.

          The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

     Section 6.11. Undertaking for Costs.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                  ARTICLE VII

                                     TRUSTEE

     Section 7.1. Duties of Trustee.

     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     (b) Except during the continuance of an Event of Default:

          (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i) this paragraph does not limit the effect of paragraph (b) of this Section;



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

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.

     (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b), and (c) of this Section.

     (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

     (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

     (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or documents, but the Trustee, in its discretion may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

     Section 7.2. Rights of Trustee.

     (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.



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

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

     (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from an Issuer shall be sufficient if signed by an Officer of such Issuer. A permissive right granted to the Trustee hereunder shall not be deemed to be an obligation to act.

     (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

     (g) The Trustee shall not be charged with the knowledge of any Default or Event of Default unless either (i) a Responsible Officer of the Trustee shall have actual knowledge of such Default or Event of Default, or (ii) written notice of Default or such Event of Default shall have been given to the Trustee by the Issuers or by any Holder.

     Section 7.3. Individual Rights of Trustee.

          The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any Affiliate of the Issuers with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

     Section 7.4. Trustee's Disclaimer.

          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers' use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers' direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

     Section 7.5. Notice of Defaults.

          If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.



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

     Section 7.6. Reports by Trustee to Holders of the Notes

          Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

          A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Issuers and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Issuers shall promptly notify the Trustee when the Notes are listed on any stock exchange.

     Section 7.7. Compensation and Indemnity.

          The Issuers shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

          The Issuers shall jointly and severally indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuers (including this Section 7.7) and defending itself against any claim (whether asserted by the Issuers or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers shall not relieve the Issuers of their obligations hereunder. The Issuers shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuers shall pay the reasonable fees and expenses of such counsel. The Issuers need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld.

          The obligations of the Issuers under this Section 7.7 shall survive the resignation and removal of the Trustee and the satisfaction and discharge of this Indenture.

          To secure the Issuers' payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the resignation and removal of the Trustee and the satisfaction and discharge of this Indenture.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(h) or (i) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

          The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

     Section 7.8. Replacement of Trustee.

          A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

          The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing. The Issuers may remove the Trustee if:

     (a) the Trustee fails to comply with Section 7.10 hereof;

     (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

     (c) a custodian or public officer takes charge of the Trustee or its property; or

     (d) the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to

Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section
7.7 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Issuers' obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

     Section 7.9. Successor Trustee by Merger, Etc.

          If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

     Section 7.10. Eligibility; Disqualification.

          There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

          This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

     Section 7.11.Preferential Collection of Claims Against Issuers.

          The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                  ARTICLE VIII

                              LEGAL DEFEASANCE AND
                               COVENANT DEFEASANCE

     Section 8.1. Option to Effect Legal Defeasance or Covenant Defeasance.

          The Issuers may, at the option of their Board of Managers or Board of Directors, as applicable, evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.2 or 8.3 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Eight.

     Section 8.2. Legal Defeasance and Discharge.

          Upon the Issuers' exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Issuers shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all their other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.4 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (b) the Issuers' obligations with respect to such Notes under Article 2 and Section 4.2 hereof,
(c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers' obligations in connection therewith, (d) the Issuers' rights of optional redemption and (e) this Article Eight. Subject to compliance with this Article Eight, the Issuers may exercise their option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 hereof.

     Section 8.3. Covenant Defeasance.

          Upon the Issuers' exercise under Section 8.1 hereof of the option applicable to this Section 8.3, the Issuers shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be released from their obligations under the covenants contained in Sections 3.9, 4.3, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.14, 4.15, 4.16, 4.17, 4.18, 4.19, 4.20, 4.21 and 4.22 hereof and clause (iv) of Section 5.1 with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.4 are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuers' exercise under Section 8.1 hereof of the option applicable to this Section 8.3 hereof, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, Sections 6.1(c) through 6.1(g) hereof shall not constitute Events of Default.

     Section 8.4. Conditions to Legal or Covenant Defeasance.

          The following shall be the conditions to the application of either
Section 8.2 or 8.3 hereof to the outstanding Notes:

          In order to exercise either Legal Defeasance or Covenant Defeasance:

     (a) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes at Stated Maturity or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Notes are being defeased to maturity or to a particular redemption date;

     (b) in the case of an election under Section 8.2 hereof, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

     (c) in the case of an election under Section 8.3 hereof, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

     (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article Eight concurrently with such incurrence);

     (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuers or any of their Subsidiaries is a party or by which the Issuers or any of their Subsidiaries is bound;

     (f) the Issuers shall have delivered to the Trustee an Opinion of Counsel (which may be subject to customary exceptions) to the effect that as of the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

     (g) the Issuers shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders over any other creditors of the Issuers or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuers; and

     (h) the Issuers shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.



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

     Section 8.5. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

          Subject to Section 8.6 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the "Trustee") pursuant to Section 8.4 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

          The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

          Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the request of the Issuers any money or non-callable Government Securities held by it as provided in Section 8.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

     Section 8.6. Repayment to Issuers.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Issuers on their request or (if then held by the Issuers) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured creditor, look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.

     Section 8.7. Reinstatement.

          If the Trustee or Paying Agent is unable to apply any United States dollars or noncallable Government Securities in accordance with Section 8.2 or
8.3 hereof, as the case may


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

be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers' obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2 or 8.3 hereof, as the case may be; provided, however, that, if the Issuers make any payment of principal of, premium, if any, or interest on any Note following the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE IX

                        AMENDMENT, SUPPLEMENT AND WAIVER

     Section 9.1. Without Consent of Holders of Notes.

          Notwithstanding Section 9.2 of this Indenture, the Issuers, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture, the Subordinated Subsidiary Guarantees or the Notes without the consent of any Holder of a Note:

     (a) to cure any ambiguity, defect or inconsistency;

     (b) to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

     (c) to provide for the assumption of the Issuers' or a Subsidiary Guarantor's obligations to the Holders of the Notes by a successor to the Issuers or a Subsidiary Guarantor pursuant to Article 5 or Article 10 hereof;

     (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Note;

     (e) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

     (f) to provide for the issuance of additional notes in accordance with the limitations set forth in this Indenture as of the date hereof; or

     (g) to allow any Subsidiary Guarantor to execute a supplemental indenture and/or a Subordinated Subsidiary Guarantee with respect to the Notes.

          Upon the request of the Issuers accompanied by a resolutions of their Board of Managers or Board of Directors, as applicable, authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.2 hereof, the Trustee shall join with the Issuers and the Subsidiary Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture


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

and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

     Section 9.2. With Consent of Holders of Notes.

          Except as provided below in this Section 9.2, the Issuers, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture (including Sections 3.9, 4.10 and 4.14 hereof), the Subordinated Subsidiary Guarantees and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes (including additional notes, if any) then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.4 and 6.7 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Subordinated Subsidiary Guarantees or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including additional notes, if any) voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).

          Upon the request of the Issuers accompanied by a resolution of their Board of Managers or Board of Directors, as applicable, authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.2 hereof, the Trustee shall join with the Issuers in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

          It shall not be necessary for the consent of the Holders of Notes under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section becomes effective, the Issuers shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.4 and 6.7 hereof, the Holders of a majority in aggregate principal amount of the Notes (including additional notes, if any) then outstanding voting as a single class may waive compliance in a particular instance by the Issuers with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.2 may not (with respect to any Notes held by a non-consenting Holder):



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

     (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

     (b) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes except as provided above with respect to Sections 3.9, 4.10 and 4.14 hereof;

     (c) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

     (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including additional notes, if any and a waiver of the payment default that resulted from such acceleration);

     (e) make any Note payable in money other than that stated in the Notes;

     (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes;

     (g) make any change in Section 6.4 or 6.7 hereof or in the foregoing amendment and waiver provisions; or

     (h) release any Subsidiary Guarantor from any of its Obligations under its Subordinated Subsidiary Guarantee or this Indenture, except in accordance with the terms of this Indenture.

     Section 9.3. Compliance With Trust Indenture Act.

          Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental indenture that complies with the TIA as then in effect.

     Section 9.4. Revocation and Effect of Consents.

          Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

     Section 9.5. Notation On or Exchange of Notes.

          The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuers in exchange for all Notes may issue


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

and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

          Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

     Section 9.6. Trustee to Sign Amendments, Etc.

          The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuers may not sign an amendment or supplemental Indenture until the Board of Managers or Board of Directors, as applicable, approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.1 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 11.4 hereof, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                   ARTICLE X

                       SUBORDINATED SUBSIDIARY GUARANTEES

     Section 10.1. Guarantee.

     (a) Subject to this Article 10, each of the Subsidiary Guarantors together with any future Restricted Subsidiary which in accordance with Section 4.21 hereof is required in the future to guarantee the Obligations of the Issuers and the Subsidiary Guarantors under the Subordinated Subsidiary Guarantees and this Indenture, upon execution of a supplemental indenture, hereby, jointly and severally, unconditionally guarantees (collectively, the "Subordinated Subsidiary Guarantees") to each Holder of a Note authenticated and delivered by the Trustee hereunder and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuers hereunder or thereunder, that: (a) the principal of, premium, if any, and interest on the Notes (including, without limitation, any interest that accrues after, or would accrue but for, the commencement of a proceeding of the type described in Sections 6.1(h) and (i)) will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest on the Notes, if any, if lawful, and all fees, expenses and other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder (including, without limitation, pursuant to Section 7.7 hereof) will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at final Maturity, by acceleration, call for redemption, upon Change of Control Offer, Asset Sale Offer or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately. Each Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection. An Event of Default under this


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

Indenture or the Notes shall constitute an Event of Default under each Subordinated Subsidiary Guarantee, and shall entitle the Holders to accelerate the obligations of each Subsidiary Guarantor hereunder in the same manner and to the same extent as the obligations of the Issuers.

     (b) The Subsidiary Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenant that such Subordinated Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

     (c) The obligations of each Subsidiary Guarantor hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuers or any Person under this Indenture, the Notes or any other agreement or otherwise; (ii) any extension or renewal of any thereof; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (iv) the release of any security held by any Holder, or the Trustee for the obligations of any of them; (v) the failure of any Holder, or the Trustee, to exercise any right or remedy against any other guarantor of the obligations of the Issuer hereunder and under the Notes; or (vi) any change in the ownership of any such Subsidiary Guarantor.

     (d) If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the Subsidiary Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuers or the Subsidiary Guarantors, any amount paid by either to the Trustee or such Holder, such Subordinated Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

     (e) The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the obligations of the Issuers hereunder or under the Notes or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations of the Issuers hereunder or under the Notes, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.



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

     (f) In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Issuers to pay the principal of, premium, if any, on or interest on any of its obligations hereunder or under the Notes when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other obligation, each Subsidiary Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of
(i) the unpaid amount of such obligations hereunder or under the Notes, (ii) accrued and unpaid interest on such obligations (but only to the extent not prohibited by law) and (iii) all other monetary obligations of the Issuers to the Holders and the Trustee.

     (g) Until such time as the Notes and the other obligations of the Issuers guaranteed hereby have been satisfied in full, each Subsidiary Guarantor hereby irrevocably waives any claim or other rights that it may now or hereafter acquire against the Issuers or any other Subsidiary Guarantor that arise from the existence, payment, performance or enforcement of such Subsidiary Guarantor's obligations under its Subordinated Subsidiary Guarantee, as applicable, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Holders or the Trustee against the Issuers or any other Subsidiary Guarantor or any security, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuers or any other Subsidiary Guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right. If any amount shall be paid to such Subsidiary Guarantor in violation of the preceding sentence at any time prior to the later of the payments in full of the Notes and all other amounts payable under this Indenture, and each Subordinated Subsidiary Guarantee upon the Stated Maturity of the Notes, such amount shall be held in trust for the benefit of the Holders and the Trustee and shall forthwith be paid to the Trustee to be credited and applied to the Notes and all other amounts payable under each Subordinated Subsidiary Guarantee, whether matured or unmatured, in accordance with the terms of this Indenture, or to be held as security for any obligations or other amounts payable under any Subordinated Subsidiary Guarantee thereafter arising.

     (h) Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 10.1 is knowingly made in contemplation of such benefits. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) subject to this Article 10, the maturity of the obligations of the Issuers guaranteed hereby may be accelerated as provided in Article 6 for the purposes of its Subordinated Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations of the Issuers guaranteed hereby as provided in Article 6, such obligations (whether or not due and payable) shall further then become due and payable by the Subsidiary Guarantor for the purposes of each Subordinated Subsidiary Guarantee.

     (i) A Subsidiary Guarantor that makes a distribution or payment under a Subordinated Subsidiary Guarantee shall be entitled to contribution from each other Subsidiary Guarantor in a pro rata amount based on the Adjusted Net Assets of each such other Subsidiary


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

Guarantor for all payments, damages and expenses incurred by that Subsidiary Guarantor in discharging the Issuer's obligations with respect to the Notes and this Indenture or any other Subsidiary Guarantor with respect to its Subordinated Subsidiary Guarantee, so long as the exercise of such right does not impair the rights of the Holders of the Notes under the Subordinated Subsidiary Guarantees.

     (j) Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.1.

     Section 10.2. Ranking of Subordinated Subsidiary Guarantee.

          The Obligations of each Subsidiary Guarantor under its Subordinated Subsidiary Guarantee pursuant to this Article 10 shall be subordinated to the Senior Debt of such Subsidiary Guarantor as provided in Article XI.

     Section 10.3. Limitation On Subsidiary Guarantor Liability.

          Each Subsidiary Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subordinated Subsidiary Guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subordinated Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the obligations of such Subsidiary Guarantor under its Subordinated Subsidiary Guarantee and this
Article 10 shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under this Article 10, result in the obligations of such Subsidiary Guarantor under its Subordinated Subsidiary Guarantee not constituting a fraudulent transfer or conveyance. Each Subsidiary Guarantor that makes a payment or distribution under its Guarantee shall be entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor.

     Section 10.4. Execution and Delivery of Subordinated Subsidiary Guarantee.

          To evidence its Subordinated Subsidiary Guarantee set forth in Section 10.1, each Subsidiary Guarantor hereby agrees that a notation of such Subordinated Subsidiary Guarantee substantially in the form included in Exhibit C shall be endorsed by an Officer of such Subsidiary Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Subsidiary Guarantor by its President or one of its Vice Presidents.

          Each Subsidiary Guarantor hereby agrees that its Subordinated Subsidiary Guarantee set forth in Section 10.1 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subordinated Subsidiary Guarantee.

          If an Officer whose signature is on this Indenture or on the Subordinated Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subordinated Subsidiary Guarantee is endorsed, the Subordinated Subsidiary Guarantee shall be valid nevertheless.

          The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subordinated Subsidiary Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors.

          In the event that the Company creates or acquires any new Subsidiaries subsequent to the date of this Indenture, if required by Section 4.21 hereof, the Company shall cause such Subsidiaries to execute supplemental indentures to this Indenture and Subordinated Subsidiary Guarantees in accordance with Section
4.21 hereof and this Article 10, to the extent applicable.

     Section 10.5. Subsidiary Guarantors May Consolidate, Etc. On Certain Terms.

          No Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person whether or not affiliated with such Subsidiary Guarantor unless:

     (a) subject to Section 10.6 hereof, the Person formed by or surviving any such consolidation or merger (if other than a Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, this Indenture and the Subordinated Subsidiary Guarantee on the terms set forth herein or therein;

     (b) immediately after giving effect to such transaction, no Default or Event of Default exists; and

     (c) the Company would be permitted, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.9 hereof.

          In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subordinated Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Subsidiary Guarantor, such successor Person shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor. Such successor Person thereupon may cause to be signed any or all of the Subordinated Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Issuers and delivered to the Trustee. All the Subordinated Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subordinated Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subordinated Subsidiary Guarantees had been issued at the date of the execution hereof.

          Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses (a), (b) and (c) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company's or another Subsidiary Guarantor, or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or another Subsidiary Guarantor.

     Section 10.6. Releases Following Sale of Assets.

          In the event of a sale or other disposition of all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Subsidiary Guarantor, then such Subsidiary Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the Capital Stock of such Subsidiary Guarantor) or the Person acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor) will be released and relieved of any obligations under its Subordinated Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation Section 4.10 hereof. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the applicable provisions of this Indenture, including without limitation Section 4.10 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any Subsidiary Guarantor from its obligations under its Subordinated Subsidiary Guarantee.

          Any Subsidiary Guarantor not released from its obligations under its Subordinated Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Subsidiary Guarantor under this Indenture as provided in this Article 10.

                                   ARTICLE XI

                                  SUBORDINATION

     Section 11.1. Securities Subordinated to Senior Debt.

          The Issuers and the Subsidiary Guarantors covenant and agree, and each Holder of a Note, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article 11, the Indebtedness represented by the Notes and the Subordinated Subsidiary Guarantees, respectively, is subordinate and junior in right of payment to all Senior Debt of the Issuers and Senior Debt of the Subsidiary Guarantors, as applicable.

          Neither the Issuers nor any Subsidiary Guarantor may make payment (by set-off or otherwise) on account of any Obligation in respect of the Notes, including the principal of, premium, if any, or interest on the Notes, or on account of the redemption provisions of the Notes (including any repurchases of Notes), for cash or property (other than Junior Securities):

     (a) Upon the maturity of any Senior Debt in respect of which it is an obligor or guarantor whether by lapse of time, acceleration (unless waived) or otherwise, unless and until all Obligations in respect of such Senior Debt are first paid in full in cash and, in the case of Senior Debt under any New Credit Facility, all letters of credit issued under such New Credit Facility shall either have been terminated or cash collateralized in accordance with the terms thereof; or

     (b) In the event of default in the payment of any Obligation in respect of Senior Debt in respect of which it is an obligor or guarantor, when such Obligation become due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise (a "Payment Default") unless and until such Payment Default has been cured or waived or otherwise has ceased to exist or such Senior Debt has been paid in full in cash.

          Upon (i) the happening of an event of default other than a Payment Default that permits the holders of Senior Debt to declare such Senior Debt to be due and payable and (ii) written notice of such event of default delivered to the Issuers and the Trustee by the representative under any New Credit Facility, the Senior Notes or the holder of an aggregate of at least $50.0 million principal amount outstanding of any other Senior Debt or their representative (a "PAYMENT BLOCKAGE NOTICE"), then, unless and until such event of default has been cured or waived or otherwise has ceased to exist, no payment (by set off or otherwise) may be made by or on behalf of the Issuers or any Subsidiary Guarantor, in each case, which is an obligor or guarantor under such Senior Debt, on account of any Obligation in respect of the Notes, including the principal of, premium, if any, or interest on the Notes (including any repurchase of any of the Notes) or on account of the redemption provisions of the Notes in any such case other than payments made with Junior Securities. Notwithstanding the foregoing, unless the Senior Debt in respect of which such event of default exists has been declared due and payable in its entirety within 179 days after the Payment Blockage Notice is delivered as set forth above (the "PAYMENT BLOCKAGE PERIOD") (and such declaration has not been rescinded or waived) at the end of the Payment Blockage Period, the Issuers shall and the Subsidiary Guarantors shall be required to pay all sums not previously paid to the Holders of the Notes during the Payment Blockage Period due to the foregoing prohibitions and to resume all other payments as and when due on the Notes.

          Any number of Payment Blockage Notices may be given; provided, that not more than one Payment Blockage Notice shall be given within a period of any 360 consecutive days except that if any Payment Blockage Notice is given by holders of Senior Debt other than Senior Debt under the Senior Credit Facilities, then the representative of the Senior Debt under the Senior Credit Facilities may give another Payment Blockage Notice, provided that the total number of days during which any Payment Blockage Period or Periods is in effect shall not exceed 179 days during any 360 consecutive day period.

          Upon any payment or distribution by or of the assets of the Issuers or any Subsidiary Guarantor upon any dissolution, winding up, total or partial liquidation or reorganization of the Issuers or a Subsidiary Guarantor, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or a similar proceeding or upon assignment for the benefit of creditors or any marshaling of assets or liabilities (i) the holders of all of the Issuers' or such Subsidiary Guarantor's Senior Debt, as applicable, will first be entitled to receive payment in full in cash and all letters of credit issued under the New Credit Agreement will either have been terminated or cash collateralized in accordance with terms thereof before the Holders are entitled to receive any payment (other than in the form of Junior Securities) on account of any Obligation in respect of the Notes, including the principal of, premium, if any, and interest on the Notes; and (ii) any payment or distribution by or of the assets of the Issuers' or such Subsidiary Guarantor of any kind or character from any source, whether in cash, property or securities (other than Junior Securities) to which the Holders or the Trustee on behalf of the Holders would be entitled (by set-off or otherwise), except for the subordination provisions contained in this Article 11, will be paid by the liquidating trustee or agent or other Person making such a payment or distribution directly to the holders of such Senior Debt or their representative to the extent necessary to make payment in full in cash on all such Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

          In the event that, notwithstanding the foregoing, any payment or distribution by or of the assets of the Issuers or any Subsidiary Guarantor (other than Junior Securities) shall be received by the Trustee or the Holders at a time when such payment or distribution is prohibited by the foregoing provisions, such payment or distribution shall be held in trust for the benefit of the holders of such Senior Debt, and shall be immediately paid or delivered by the Trustee or such Holders, as the case may be, to the holders of such Senior Debt remaining unpaid or to their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Debt may have been issued, ratably according to the aggregate principal amounts remaining unpaid on account of such Senior Debt held or represented by each, for application to the payment of all such Senior Debt remaining unpaid, to the extent necessary to pay all such Senior Debt in full in cash after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

          The failure to make a payment on account of principal of or any premium or interest on the Notes by reason of any provision of this Article 11 shall not be construed as preventing the occurrence of an Event of Default. Nothing contained herein shall impair, as between the Issuers and the Holders of Notes, the obligation of the Issuers, which is absolute and unconditional, to pay to such Holders the principal of and any premium and interest on such Notes as and when the same shall become due and payable in accordance with their terms or prevent the Trustee or any Holder from exercising all rights, powers and remedies otherwise permitted by applicable law or hereunder upon a default or Event of Default hereunder, all subject to the rights of the holders of the Senior Debt to receive cash, securities or other property otherwise payable or deliverable to the Holders.

          Senior Debt shall not be deemed to have been paid in full unless the holders thereof shall have received cash, securities or other property equal to the amount of such Senior Debt then outstanding. Upon the payment in full of all Senior Debt, the Holders of Notes shall be subrogated to all rights of any holders of Senior Debt to receive any further payments or distributions applicable to the Senior Debt until the Indebtedness evidenced by the Notes shall have been paid in full, and such payments or distributions received by such Holders, by reason of such subrogation, of cash, securities or other property which otherwise would be paid or distributed to the holders of Senior Debt, shall, as between the Issuers and their creditors other than the holders of Senior Debt, on the one hand, and such Holders, on the other hand, be deemed to be a payment by the Issuers on account of Senior Debt, and not on account of the Notes.

          The provisions of this Section 11.1 shall not impair any rights, interests, remedies or powers of any secured creditor of the Issuers in respect of any security interest the creation of which is not prohibited by the provisions of this Indenture.

          The securing of any obligations of the Issuers, otherwise ranking on a parity with the Notes or ranking junior to the Notes, shall not be deemed to prevent such obligations from constituting, respectively, obligations ranking on a parity with the Notes or ranking junior to the Notes.

     Section 11.2. Reliance On Certificate of Liquidating Agent; Further Evidence as to Ownership of Senior Debt.

          Upon any payment or distribution of assets of the Issuers or any Subsidiary Guarantor, the Trustee and the Holders shall be entitled to rely upon an order or decree issued by any court of competent jurisdiction in which such dissolution or winding-up or liquidation or reorganization proceedings are pending or upon a certificate of the trustee in bankruptcy, receiver, assignee for the benefit of creditors or other Person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Issuers, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 11. In the absence of any such bankruptcy trustee, receiver, assignee or other Person, the Trustee shall be entitled to rely upon a written notice by a Person representing himself to be a holder of Senior Debt (or a trustee or representative on behalf of such holder) as evidence that such Person is a holder of Senior Debt (or is such a trustee or representative). If the Trustee determines, in good faith, that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this
Article 11, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, as to the extent to which such Person is entitled to participate in such payment or distribution, and as to other facts pertinent to the rights of such Person under this Article 11, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

     Section 11.3. Application by Trustee of Assets Deposited With It.

          Amounts deposited in trust with the Trustee pursuant to and in accordance with Article 8 shall be for the sole benefit of Holders of Notes subject thereto and, to the extent allocated for the payment of such Notes, shall not be subject to the subordination provisions of this Article 11. Otherwise, any deposit of assets with the Trustee (whether or not in trust) for the payment of the principal of or any premium or interest on any Notes shall be subject to the provisions of this Article 11; provided, however, if prior to one Business Day preceding the date on which by the terms of this Indenture any such assets may become distributable for any purpose (including, without limitation, the payment of the principal of or any premium or interest on any Note) the Trustee shall not have received with respect to such assets the Officers' Certificate or written notice provided for in Section 11.5, then the Trustee shall have full power and authority to receive such assets and to apply the same to the purpose for which they were received.

     Section 11.4. Disputes With Holders of Certain Senior Debt.

          Any failure by the Issuers to make any payment on or under any Senior Debt, other than any Senior Debt as to which the provisions of this Section 11.4 shall have been waived by the Issuers in the instrument or instruments by which the Issuers incurred, assumed, guaranteed or otherwise created such Senior Indebtedness, shall not be deemed a default under Section 11.4 if (i) the Issuers shall be disputing their obligation to make such payment or perform such obligation, and (ii) either (A) no final judgment relating to such dispute shall have been issued against the Issuers which is in full force and effect and is not subject to further review, including a judgment that has become final by reason of the expiration of the time within which a party may seek further appeal or review, or (B) in the event of a judgment that is subject to further review or appeal has been issued, the Issuers shall in good faith be prosecuting an appeal or other proceeding for review, and a stay of execution shall have been obtained pending such appeal or review.

     Section 11.5. Trustee Not Charged With Knowledge of Prohibition.

          Anything in this Article 11 or elsewhere in this Indenture contained to the contrary notwithstanding, the Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment of moneys to or by Trustee and shall be entitled to assume conclusively that no such facts exist, unless and until the Trustee shall have received an Officers' Certificate to that effect or notice in writing to that effect signed by or on behalf of the holder or holders, or their representatives, of Senior Debt who shall have been certified by the Issuers or otherwise established to the reasonable satisfaction of the Trustee to be such holder or holders or representatives or from any trustee under any indenture pursuant to which such Senior Debt shall be outstanding; provided, however, that, if the Trustee shall not have received the Officers' Certificate or notice provided for in this Section 11.5 at least one Business Day preceding the date upon which by the terms hereof any such moneys may become payable for any purpose (including, without limitation, the payment of the principal of or any premium or interest on any Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such moneys and apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary which may be received by it within one Business Day preceding such date. The Issuers shall give prompt written notice to the Trustee and to each Paying Agent of any facts which would prohibit any payment of moneys to or by the Trustee or any Paying Agent, and the Trustee shall not be charged with knowledge of the curing of any default or the elimination of any other fact or condition preventing such payment or distribution unless and until the Trustee shall have received an Officers' Certificate to such effect.

     Section 11.6. Trustee to Effectuate Subordination.

          Each Holder of Notes by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as between such Holder and holders of Senior Debt as provided in this Article 11 and appoints the Trustee its attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Issuers (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors of the Issuers), the immediate filing of a claim for the unpaid balance of his Notes in the form required in said proceedings and cause said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Debt or their representative is hereby authorized to have the right to file and is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Notes. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Debt or their representative to authorize or consent to or accept or adopt on behalf of any Holder of Notes any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Debt or their representative to vote in respect of the claim of any Holder of Notes in any such proceeding.

     Section 11.7. Rights of Trustee as Holder of Senior Debt.

          The Trustee shall be entitled to all the rights set forth in this
Article 11 with respect to any Senior Debt which may at the time be held by it, to the same extent as any other holder of Senior Debt and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 11 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.7.

     Section 11.8. Article Applicable to Paying Agents.

          In case at any time any Paying Agent other than the Trustee shall have been appointed by the Issuers and be then acting hereunder, the term "TRUSTEE" as used in this Article 11 shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if the Paying Agent were named in this Article 11 in addition to or in place of the Trustee; provided, however, that Sections 11.5 and 11.7 shall not apply to the Issuers if it acts as Paying Agent.

     Section 11.9. Subordination Rights Not Impaired by Acts or Omissions of the Issuers or Holders of Senior Debt.

          No right of any present or future holders of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Issuers or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Issuers with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of Senior Debt may, at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment, change or extend the time of payment of, or renew or alter, any such Senior Debt , or amend or supplement any instrument pursuant to which any such Senior Debt is issued or by which it may be secured, or release any security therefor, or exercise or refrain from exercising any other of their rights under the Senior Debt, including, without limitation, the waiver of default thereunder, all without notice to or assent from the Holders of the Notes or the Trustee and without affecting the obligations of the Issuers, the Trustee or the Holders of Notes under this Article 11.

     Section 11.10. Holders of Senior Debt.

          The Trustee shall not be deemed to owe any fiduciary duty to the holders of the Senior Debt, and shall not be liable to any such holders if it shall mistakenly pay over or distribute money or assets to Holders of Notes or the Issuers.

                                  ARTICLE XII

                                  MISCELLANEOUS

     Section 12.1. Trust Indenture Act Controls.

          If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

     Section 12.2. Notices.

          Any notice or communication by the Issuers, any Subsidiary Guarantor or the Trustee to the others is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

          If to the Issuers and/or any Subsidiary Guarantor:
          American Commercial Lines LLC
          1701 East Market Street
          Jeffersonville, IN 47130
          Telecopier No.: (812) 288-1708
          Attention: General Counsel

          With a copy to:

          Kirkland & Ellis
          Citicorp Center
          153 East 53rd Street
          New York, New York 10022-4675
          Telecopier No.: (212) 446-4900
          Attention: Lance Balk, Esq.

          If to the Trustee:

          The Bank of New York
          5 Penn Plaza, 13th Floor
          New York, New York 10001
          Telecopier No.: (212) 896-7298
          Attention: Corporate Trust Division

          The Issuers, any Subsidiary Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

          All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next-day delivery.

          Any notice or communication to a Holder shall be mailed by first-class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next-day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

          If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

          If the Issuers mails a notice or communication to Holders, they shall mail a copy to the Trustee and each Agent at the same time.

     Section 12.3. Communication by Holders of Notes With Other Holders of
Notes.

          Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

     Section 12.4. Certificate and Opinion as to Conditions Precedent.

          Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers shall furnish to the Trustee:

     (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

     (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

          In any case where several matters are required to be certified by, or covered by an opinion of, any specified person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any certificate or opinion of an Officer of the Issuers may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, and may state that it is so based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Issuers stating that the information with respect to such factual matters is in the possession of the Issuers, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate of opinion or representations with respect to such matters are erroneous.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     Section 12.5. Statements Required in Certificate or Opinion.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

     (a) a statement that the Persons making such certificate or opinion has read such covenant or condition;

     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

     (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

     Section 12.6. Rules by Trustee and Agents.

          The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

     Section 12.7. No Personal Liability of Members of the Board of Managers, Directors, Officers, Employees, Members and Stockholders.

          No member of the Board of Managers, director, officer, employee, incorporator, member or stockholder of the Issuers, as such, shall have any liability for any obligations of the Issuers under the Notes, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

     Section 12.8. Governing Law.

          THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     Section 12.9. No Adverse Interpretation of Other Agreements

          This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

     Section 12.10. Successors.

          All agreements of the Issuers in this Indenture and the Notes shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

     Section 12.11. Severability.

          In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 12.12. Counterpart Originals.

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     Section 12.13. Table of Contents, Headings, Etc.

          The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.


                         [Signatures on following page]

Dated as of May 29, 2002

                                   SIGNATURES

                                   Very truly yours,

                                   AMERICAN COMMERCIAL LINES LLC



                                   By:
                                       ------------------------------------
                                       Name:
                                       Title:



                                   ACL CAPITAL CORP.


                                   By:
                                       ------------------------------------
                                       Name:
                                       Title:


                                   Subsidiary Guarantors:

                                   AMERICAN COMMERCIAL BARGE LINE LLC



                                   By:
                                       ------------------------------------
                                       Name:
                                       Title:

                                   LOUISIANA DOCK COMPANY LLC



                                   By:
                                       ------------------------------------
                                       Name:
                                       Title:



                                   AMERICAN COMMERCIAL TERMINALS LLC



                                   By:
                                       ------------------------------------
                                       Name:
                                       Title:



                                   AMERICAN COMMERCIAL TERMINALS-MEMPHIS LLC



                                   By:
                                       ------------------------------------
                                       Name:
                                       Title:



                                   JEFFBOAT LLC



                                   By:
                                       ------------------------------------
                                       Name:
                                       Title:



                                   AMERICAN COMMERCIAL LINES INTERNATIONAL LLC



                                   By:
                                       ------------------------------------
                                       Name:
                                       Title:

                                   ORINOCO TASA LLC



                                   By:
                                       ------------------------------------
                                       Name:
                                       Title:



                                   ORINOCO TASV LLC



                                   By:
                                       ------------------------------------
                                       Name:
                                       Title:

                                   LEMONT HARBOR & FLEETING SERVICES LLC



                                   By:
                                       ------------------------------------
                                       Name:
                                       Title:



                                   ACBL LIQUID SALES LLC



                                   By:
                                       ------------------------------------
                                       Name:
                                       Title:



                                   AMERICAN COMMERCIAL LOGISTICS LLC



                                   By:
                                       ------------------------------------
                                       Name:
                                       Title:

                                   HOUSTON FLEET LLC



                                   By:
                                       ------------------------------------
                                       Name:
                                       Title:





THE BANK OF NEW YORK,
as Trustee



By:
   ------------------------------
   Name:
   Title:

                                  EXHIBIT A- I

                                 (Face of Note)
               12% Pay-In-Kind Senior Subordinated Notes due 2008

     No.________________                                            $112,929,070
                                                           CUSIP NO. 025198 AF 9

          American Commercial Lines LLC and ACL Capital Corp. promise to pay to Cede & Co. or registered assigns, the principal sum of One Hundred Twelve Million Nine Hundred Twenty Nine Thousand Seventy United States Dollars on July 1, 2008.

Interest Payment Dates: June 30 and December 31

Record Dates: June 15 and December 15



AMERICAN COMMERCIAL LINES LLC

By:
    -----------------------------------
    Name:
    Title:


ACL CAPITAL CORP.

By:
    -----------------------------------
    Name:
    Title:


Dated:
       -----------------------------------

This is one of the Global Notes referred to in the within-mentioned Indenture:

THE BANK OF
NEW YORK, as Trustee


By:
    -----------------------------------
    Authorized Signatory

                                 (Back of Note)

               12% Pay-In-Kind Senior Subordinated Notes due 2008

          Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the Issuers, or their agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entry as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the registered owner hereof, Cede & Co., has an interest herein.

          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. INTEREST. American Commercial Lines LLC, a Delaware limited liability company (the "Company") and ACL Capital Corp. Inc., a Delaware corporation ("ACL Capital" and together with the Company, the "Issuers"), promise to pay interest on the principal amount of this Note at 12% per annum from May 29, 2002 until maturity. Interest so payable shall be (i) until two years after the date of this Indenture payable in kind through the issuance of Additional Notes in an aggregate principal amount equal to the amount of the interest that would be payable if the rate per annum were equal to 12% semiannually in arrears on June 30 and December 31 of each year (each an "Interest Payment Date") or if any such day is not a Business Day, on the next succeeding Business Day, commencing June 30, 2002, to Holders of record on the Regular Record Date and (ii) after two years after the date of this Indenture, at the Issuers' option, when authorized by a Board Resolution, either (a) through the issuance of Additional Notes in an aggregate principal amount equal to the amount of the interest that would be payable if the rate per annum were equal to 13.5% semiannually in arrears on any Interest Payment Date, commencing June 30, 2004, to Holders of record on the Regular Record Date or (b) in cash at the rate of 12% per annum, semiannually in arrears on any Interest Payment Date, commencing June 30, 2004, to Holders of record on the Regular Record Date. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; PROVIDED that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; PROVIDED FURTHER, that the first Interest Payment Date shall be June 30, 2002. The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any) from time to time at a rate that is the rate then in effect; they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          All interest payments to be paid through the issuance of Additional Notes shall be rounded up to the nearest $1.00.

     2. METHOD OF PAYMENT. The Issuers will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the June 15 or December 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Payment of the principal, premium, if any, and interest on this Note shall be made by deposit of Additional Notes, in the case of interest payable in kind, or by wire transfer of immediately available funds, in the case of interest payable in cash to the accounts specified by the Holder of this Note; provided, however, that at the option of the Issuers payment of interest may be made by check mailed to the address of the Person entitled thereto at such address as shall appear in the register of Holders.

     3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers or any of their Subsidiaries may act in any such capacity.

     4. INDENTURE. The Issuers issued the Notes under an Indenture dated as of May 29, 2002 ("Indenture") by and among the Issuers, the Subsidiary Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code SectionSection 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are general unsecured Obligations of the Issuers limited to up to $130,000,000 in aggregate principal amount plus any Additional Notes.

     5. OPTIONAL REDEMPTION. The Notes may be redeemed, in whole or in part, at the option of the Issuers and their permitted assigns, at once or from time to time upon not less than 30 or more than 60 days prior notice mailed by first-class mail to the registered address of each Holder of such Notes, at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest thereon to the redemption date (subject to the rights of Holders of record on the relevant regular record date that is on or prior to the redemption date to receive interest due on the relevant interest payment date). The Issuers shall have the right to assign any of their rights to redemption in this Paragraph 5 to any Parent Company.

     6. MANDATORY REDEMPTION. The Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

     7. REPURCHASE AT OPTION OF HOLDER.

          (a) If there is a Change of Control and the Issuers or their permitted assigns, as applicable, do not redeem prior to 60 days after the Change of Control, all of the Notes as permitted under the Indenture, the Issuers shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, to the date of repurchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Issuers shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

          (b) When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Issuers will be required to make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes (for each Holder, equal to $1,000 or an integral multiple thereof) that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase, in accordance with the procedures set forth in the Indenture. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuers may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

          (c) Holders of Notes that are the subject of an offer to purchase will receive a Change of Control Offer or Asset Sale Offer from the Issuers prior to any related purchase date and may elect to have such Notes purchased by completing the form titled "Option of Holder to Elect Purchase" appearing below.

     8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

     9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1.00 and integral multiples of $1.00. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of ANY Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

     10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as the owner of it for all purposes.

     11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Subordinated Subsidiary Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, voting as a single class, and any existing default or compliance with any provision of the Indenture, the Subordinated Subsidiary Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes, voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Subordinated Subsidiary Guarantees or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Issuers' or Subsidiary Guarantor's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, provide for the issuance of additional notes in accordance with this Indenture, or to allow any Subsidiary Guarantor to execute a supplemental indenture to the Indenture and/or a Subordinated Subsidiary Guarantee with respect to the Notes.

     12. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on, the Notes: (ii) default in payment when due of the principal of or premium, if any, on the Notes; (iii) failure by the Company or any of its Subsidiaries to comply with the provisions described in Sections 4.10, 4.14 and 5.1 of the Indenture; (iv) failure by the Company or any of its Subsidiaries for 30 days after notice to comply with any of its other agreements in the Indenture or the Notes; (v) default under any mortgage, indenture or instrument under which there may be issued OR by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indentures, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more; (vi) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $15.0 million, which judgments are not paid, discharged or stayed for a period of 30 days; (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Subsidiaries referred to in Section 6.1; and (viii) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under its Subordinated Subsidiary Guarantee. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes, may declare all such Notes to be due and payable immediately. Upon such declaration, the principal of the Notes, if any, and accrued and unpaid interest on, such Notes shall be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of such Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, such Notes. The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

     13. SUBORDINATION. The Notes and the Subordinated Subsidiary Guarantees, respectively, are subordinated and junior in right of payment to all Senior Debt of the Issuers and Senior Debt of the Subsidiary Guarantors, as applicable. Each Holder of this Note, by accepting the same (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effect the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.

     14. TRUSTEE DEALINGS WITH ISSUERS. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates, as if it were not the Trustee.

     15. PERSONAL LIABILITY OF MEMBERS OF THE BOARD OF MANAGERS DIRECTORS, OFFICERS, EMPLOYEES, MEMBERS AND STOCKHOLDERS. No member of the Board of Managers, director. officer, employee, incorporator, member or stockholder of the Issuers, as such, shall have any liability for any obligations of the Issuers under the Notes, the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

     16. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     19. GOVERNING LAW. The internal law of the State of New York shall govern and be used to construe this Indenture, the Notes and the Subordinated Subsidiary Guarantees without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

          The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                 American Commercial Lines LLC
                 1701 East Market Street
                 Jeffersonville, IN 47130
                 Attention:  General Counsel

                                 ASSIGNMENT FORM

          To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to (Insert assignee's soc. sec. or tax I.D. no)


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint _______________________________________________________
to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.


Date:
     -----------------------------------------------------------------

Your Signature:
                ----------------------------------------------
(Sign exactly as your name appears on the face of this Note)



Signature Guarantee:
                     -------------------------------------------------

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.10 or 4.14 of the Indenture, check the box below:

               |_|   Section 4.10       |_|   Section 4.14

          If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased: $________



Date:
      --------------------------------------

Your Signature:
                ----------------------------------------------
(Sign exactly as your name appears on the face of this Note)

              SCHEDULE OF TRANSFER OR EXCHANGES OF INTERESTS IN THE
                                 GLOBAL NOTE(1)

          The following transfers or exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or transfers or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:


                                       Amount of increase in  Principal Amount of
                   Amount of decrease        Principal         this Global Note       Signature of
                  in Principal Amount         Amount            following such     authorized officer
                           of                   of               decrease (or      of Trustee or Note
Date of Exchange    this Global Note     this Global Note          increase)            Custodian
----------------    ----------------     ----------------          ---------            ---------








----------------------------------
1 This schedule should only be included if the Notes are issued in global form.

                                                                       EXHIBIT B


                         FORM OF SUPPLEMENTAL INDENTURE


                SUPPLEMENTAL INDENTURE (this "Supplemental Indenture") dated as of ________, among [GUARANTOR] (the "New Subsidiary Guarantor"), a subsidiary of AMERICAN COMMERCIAL LINES LLC, a Delaware limited liability company (the "Company"), the Company, ACL CAPITAL CORP., a Delaware corporation ("ACL Capital," and together with the Company, the "Issuers") and the Subsidiary Guarantors (the "Existing Subsidiary Guarantors") under the indenture referred to below, and The Bank of New York, as trustee under the indenture referred to below (the "Trustee").

                              W I T N E S S E T H :

          WHEREAS the Issuers and the Existing Subsidiary Guarantors have heretofore executed and delivered to the Trustee an Indenture (the "Indenture") dated as of [ ], 2002 providing for the initial issuance of an aggregate principal amount at maturity of up to $_______ of 12% Pay-In-Kind Senior Subordinated Notes due 2008 (the "Notes");

          WHEREAS Section 4.21 of the Indenture provides that under certain circumstances the Issuers is required to cause the New Subsidiary Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Subsidiary Guarantor shall unconditionally guarantee all the Issuers' obligations under the Notes pursuant to a Subsidiary Guaranty on the terms and conditions set forth herein; and

          WHEREAS pursuant to Section 9.6 of the Indenture, the Trustee, the Issuers and the Existing Subsidiary Guarantors are authorized to execute and deliver this Supplemental Indenture;

          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantor, the Issuers, the Existing Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

               1. Agreement to Guarantee. The New Subsidiary Guarantor hereby agrees, jointly and severally with all other Subsidiary Guarantors, to unconditionally guarantee the Issuers' obligations under the Notes and under the Indenture on the terms and subject to the conditions set forth in Article Ten of the Indenture and to be bound by all other applicable provisions of the Indenture.

               2. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

               3. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS AND NOT THE LAWS OF CONFLICTS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) OF THE STATE OF NEW YORK.

               4. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

               5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

               6. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                   [NEW SUBSIDIARY GUARANTOR],


                                   By:
                                       --------------------------------------
                                       Name:
                                       Title:

                                   AMERICAN COMMERCIAL LINES LLC



                                   By:
                                       --------------------------------------
                                       Name:
                                       Title:



                                   ACL CAPITAL CORP.



                                   By:
                                       --------------------------------------
                                       Name:
                                       Title:

                                   Subsidiary Guarantors:

                                   AMERICAN COMMERCIAL BARGE LINE LLC



                                   By:
                                       --------------------------------------
                                       Name:
                                       Title:



                                   LOUISIANA DOCK COMPANY LLC



                                   By:
                                       --------------------------------------
                                       Name:
                                       Title:

                                   AMERICAN COMMERCIAL TERMINALS LLC



                                   By:
                                       --------------------------------------
                                       Name:
                                       Title:



                                   AMERICAN COMMERCIAL TERMINALS-MEMPHIS LLC



                                   By:
                                       --------------------------------------
                                       Name:
                                       Title:


                                   JEFFBOAT LLC



                                   By:
                                       --------------------------------------
                                       Name:
                                       Title:

                                   AMERICAN COMMERCIAL LINES INTERNATIONAL LLC



                                   By:
                                       --------------------------------------
                                       Name:
                                       Title:


                                   ORINOCO TASA LLC



                                   By:
                                       --------------------------------------
                                       Name:
                                       Title:



                                   ORINOCO TASV LLC



                                   By:
                                       --------------------------------------
                                       Name:
                                       Title:


                                   LEMONT HARBOR & FLEETING SERVICES LLC



                                   By:
                                       --------------------------------------
                                       Name:
                                       Title:



                                   ACBL LIQUID SALES LLC



                                   By:
                                       --------------------------------------
                                       Name:
                                       Title:


                                   AMERICAN COMMERCIAL LOGISTICS LLC



                                   By:
                                       --------------------------------------
                                       Name:
                                       Title:

                                   THE BANK OF NEW YORK, as Trustee


                                   By:
                                       --------------------------------------
                                       Name:
                                       Title:




Signature Guarantee:
                     -----------------------------------

                                                                       EXHIBIT C

              FORM OF NOTATION OF SUBORDINATED SUBSIDIARY GUARANTEE

                        SUBORDINATED SUBSIDIARY GUARANTEE

          Subject to the limitations set forth in the Indenture, the Subsidiary Guarantors (as defined in the Indenture referred to in this Note and each hereinafter referred to as a "Subsidiary Guarantor," which term includes any successor or additional Subsidiary Guarantor under the Indenture) have jointly and severally, irrevocably and unconditionally guaranteed (a) the due and punctual payment of the principal (and premium, if any) of and interest on the Notes, whether at Stated Maturity, by acceleration, call for redemption, upon an offer to purchase or otherwise, (b) the due and punctual payment of interest on the overdue principal of and interest on the Notes to the extent lawful, (c) the due and punctual performance of all other Obligations of the Issuers and the Subsidiary Guarantors to the Holders and the Trustee under the Indenture and the Notes and (d) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration, call for redemption, upon an offer to purchase or otherwise. Capitalized terms used herein shall have the same meanings assigned to them in the Indenture unless otherwise indicated.

          Payment on each Note is guaranteed, jointly and severally, by the Subsidiary Guarantors pursuant to Article 10 of the Indenture and reference is made to such Indenture for the precise terms of the Subordinated Subsidiary Guarantees.

          The Obligations of each Subsidiary Guarantor are limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor, and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the Obligations of such other Subsidiary Guarantor under its Subordinated Subsidiary Guarantee or pursuant to its contribution obligations under the Indenture, result in the Obligations of such Subsidiary Guarantor under its Subordinated Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under any applicable Federal, State or foreign bankruptcy law or not otherwise being void, voidable or unenforceable under any such applicable bankruptcy law. Each Subsidiary Guarantor that makes a payment or distribution under a Subordinated Subsidiary Guarantee shall be entitled to a contribution from each other Subsidiary Guarantor in a PRO RATA amount based on the Adjusted Net Assets of each Subsidiary Guarantor.

          Certain of the Subsidiary Guarantors may be released from their Subordinated Subsidiary Guarantees upon the terms and subject to the conditions provided in the Indenture.

          The Subordinated Subsidiary Guarantee shall be binding upon each Subsidiary Guarantor listed below and its successors and assigns and shall inure to the benefit of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions in the Indenture.


By:
   -----------------------------------------
Name:
Title:


By:
   -----------------------------------------
Name:
Title: